Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Medley LLC,[1] Debtor.	Chapter 11 Case No. 21-10526 (KBO)

COMBINED DISCLOSURE STATEMENT AND CHAPTER 11 PLAN OF

REORGANIZATION AND WIND-DOWN OF MEDLEY LLC

Dated: July 6, 2021

Jeffrey R. Waxman (DE Bar No. 4159)

Eric J. Monzo (DE Bar No. 5214)

Brya M. Keilson (DE Bar. No. 4643)

MORRIS JAMES LLP

500 Delaware Avenue, Suite 1500

Wilmington, DE 19801

Telephone: (302) 888-6800

Facsimile: (302) 571-1750

E-mail: jwaxman@morrisjames.com

E-mail: emonzo@morrisjames.com

E-mail: bkeilson@morrisjames.com

Counsel to the Debtor and Debtor-in-Possession

[1]	The last four digits of the Debtor’s taxpayer identification number are 7343. The Debtor’s principal executive office is located at 280 Park Avenue, 6th Floor East, New York, New York 10017.

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H.	Confirmation Without Necessary Acceptances; Cramdown	32
I.	Acceptance of the Plan	33

ARTICLE IV.

	ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS	34

A.	Administrative Claims	34
B.	Professional Claims	34
C.	Priority Tax Claims	35

ARTICLE V.

	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	36

A.	Classification of Claims and Interests	36
B.	Treatment of Claims and Interests	36
C.	Special Provision Governing Unimpaired Claims	39
D.	Elimination of Vacant Classes	39
E.	Voting Classes, Presumed Acceptance by Non-Voting Classes	39
F.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	39
G.	Controversy Concerning Impairment	40
H.	Subordinated Claims	40

ARTICLE VI.

	CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING	40

A.	The Plan May Not Be Accepted	40
B.	The Plan May Not Be Confirmed	41
C.	Nonconsensual Confirmation	41
D.	Distributions to Holders of Allowed Claims under the Plan May Be Inconsistent with Projections	41
E.	Objections to Classification of Claims	42
F.	Failure to Consummate the Plan	42
G.	Allowance of Claims May Substantially Dilute the Recovery to Holders of Claims under the Plan	42
H.	Failure to Identify Litigation Claims or Projected Objections	43
I.	Certain Tax Considerations	43

ARTICLE VII.

	MEANS FOR IMPLEMENTATION OF THE PLAN	43

A.	Compromise and Settlement of Claims, Interests, and Controversies	43
B.	Restructuring Transactions	44
C.	Liquidating Trustee	44
D.	Corporate Existence	47
E.	Vesting of the Liquidating Trust Assets in the Liquidating Trust	48

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F.	Retention Plan	48
G.	Corporate Action	50
H.	Organizational Documents	51
I.	Indemnification Obligations	51
J.	Effectuating Documents; Further Transactions	51
K.	MDLY Tax Refund	51
L.	Section 1146 Exemption	52
M.	Director and Officer Liability Insurance	52
N.	Preservation of Causes of Action	53

ARTICLE VIII.

	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	53

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	53
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	54
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	55
D.	Preexisting Obligations to the Debtor Under Executory Contracts and Unexpired Leases	56
E.	Insurance Policies	56
F.	Reservation of Rights	56
G.	Nonoccurrence of Effective Date	56
H.	Contracts and Leases Entered Into After the Petition Date	56

ARTICLE IX.

	PROVISIONS GOVERNING DISTRIBUTIONS	57

A.	Distributions on Account of Claims Allowed as of the Effective Date	57
B.	Disbursing Agent	57
C.	Rights and Powers of Disbursing Agent	57
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	58
E.	Manner of Payment	59
F.	Compliance with Tax Requirements	59
G.	Allocations	60
H.	No Postpetition Interest on Claims	60
I.	Foreign Currency Exchange Rate	60
J.	Setoffs and Recoupment	60
K.	Claims Paid or Payable by Third Parties	61

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ARTICLE X.

	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS	62

A.	Disputed Claims Process	62
B.	Allowance of Claims	62
C.	Claims Administration Responsibilities	62
D.	Adjustment to Claims or Interests without Objection	62
E.	Disallowance of Claims or Interests	63
F.	No Distributions Pending Allowance	63
G.	Distributions After Allowance	63
H.	No Interest	63

ARTICLE XI.

	SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS	64

A.	Discharge of Claims	64
B.	Release of Liens	64
C.	Exculpation	65
D.	Injunction	65
E.	Release of Sierra	66
F.	Protections Against Discriminatory Treatment	66
G.	Document Retention	67
H.	Reimbursement or Contribution	67

ARTICLE XII.

	CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN	67

A.	Conditions Precedent to the Effective Date	67
B.	Waiver of Conditions	68
C.	Effect of Failure of Conditions	68
D.	Substantial Consummation	68

ARTICLE XIII.

	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	68

A.	Modification and Amendments	68
B.	Effect of Confirmation on Modifications	69
C.	Revocation or Withdrawal of Plan	69

ARTICLE XIV.

	RETENTION OF JURISDICTION	69

ARTICLE XV.

	MISCELLANEOUS PROVISIONS	71

A.	Immediate Binding Effect	71
B.	Additional Documents	72
C.	Payment of Statutory Fees	72

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D.	Statutory Committee and Cessation of Fee and Expense Payment	72
E.	Creation of Oversight Committee	72
F.	Wind Down of Reorganized Debtor	73
G.	Reservation of Rights	73
H.	Successors and Assigns	73
I.	Notices	74
J.	Post-Effective Date Service List	75
K.	Term of Injunctions or Stays	75
L.	Entire Agreement	75
M.	Plan Supplement	75
N.	Nonseverability of Plan Provisions	75
O.	Votes Solicited in Good Faith	76
P.	Closing of Chapter 11 Case	76
Q.	Waiver or Estoppel	76

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DISCLAIMER

THIS COMBINED DISCLOSURE STATEMENT AND PLAN WAS COMPILED FROM INFORMATION OBTAINED FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTOR’S KNOWLEDGE, INFORMATION AND BELIEF. NO GOVERNMENTAL AUTHORITY HAS PASSED ON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

NOTHING STATED HEREIN SHALL BE (I) DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, (II) ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, OR (III) DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ON THE DEBTOR OR HOLDERS OF CLAIMS OR INTERESTS. CERTAIN STATEMENTS CONTAINED HEREIN, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

THE STATEMENTS CONTAINED HEREIN ARE MADE AS OF THE DATE HEREOF, UNLESS ANOTHER TIME IS SPECIFIED. THE DELIVERY OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN SHALL NOT BE DEEMED OR CONSTRUED TO CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF. HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. THEREFORE, EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE COMBINED DISCLOSURE STATEMENT AND PLAN AND THE TRANSACTIONS CONTEMPLATED HEREBY.

NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE COMBINED DISCLOSURE STATEMENT AND PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN. NO REPRESENTATIONS CONCERNING THE DEBTOR OR THE VALUES OF ITS PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTOR, OTHER THAN AS SET FORTH IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THE COMBINED DISCLOSURE STATEMENT AND PLAN OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR INTEREST. THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(b) AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-APPLICABLE BANKRUPTCY LAWS. THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

SEE ARTICLE VI OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN, ENTITLED “CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING,” FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM TO ACCEPT THE COMBINED DISCLOSURE STATEMENT AND PLAN.

INTRODUCTION

Medley LLC, as debtor and debtor-in-possession (the “Debtor”), is the proponent of this Combined Disclosure Statement and Plan for the resolution of the outstanding claims against, and equity interests in, the Debtor. The Debtor strongly encourages Holders of Claims or Interests to refer this Combined Disclosure Statement and Plan for, among other things, (i) a discussion of the Debtor’s history and businesses, assets, results of operations, and historical financial information (ii) a summary of the events leading to these Chapter 11 Cases, (iii) the Chapter 11 Cases, (iv) risk factors, (v) a summary and analysis of the Combined Disclosure Statement and Plan, and (vi) certain other related matters.

Brief Summary of the Combined Disclosure Statement and Plan

The Combined Disclosure Statement and Plan is premised upon maximizing the remaining value of the Debtor’s assets. Specifically, the Debtor has three primary assets: (i) cash on hand, (ii) income stream generated from the Remaining Company Contracts, less the costs of operations, and (iii) Causes of Action, including potential claims against certain current and former Insiders. On the Effective Date, the Liquidating Trust will be established for the benefit of creditors holding Allowed Claims, and the Debtor will transfer all cash on hand and the right to the Causes of Action, including the net proceeds from the Causes of Action, all of which will be vested in and retained by the Liquidating Trust. Additionally, on the Effective Date, the Debtor will transfer its right to all equity distributions from its non-Debtor subsidiaries which result from the non-Debtors’ continued performance under the Remaining Company Contracts, and such right will vest and be retained by the Liquidating Trust. All distributions on account of Allowed Claims will be paid from the Liquidating Trust, which shall be funded on the Effective Date from the Debtor’s cash on hand.

As more fully set in the liquidation analysis attached hereto as Exhibit A, the Debtor expects that for the period ending March 31, 2022, the Remaining Company Contracts will generate approximately $1,725,000 of profit, which will be upstreamed to the Debtor. Such revenue is, subject to the continuation of the Remaining Company Contracts, the most financially significant of which is an investment advisory agreement between Sierra Income Corporation (“Sierra”) and SIC Advisors LLC, which the Debtor expects to continue through at least December 31, 2021, subject to further extension. As of July 6, 2021, the Debtor’s subsidiaries are also currently holding approximately $3,741,806 on account of the Remaining Company Contracts, which they are entitled to upstream to the Debtor upon completion of the Remaining Company Contracts. Absent continuation, of the Remaining Company Contracts, the Debtor expects that the clients will seek the return of some or all of those funds. The Debtor therefore expects that the net proceeds of the Remaining Company Contracts will provide a significant recovery for Allowed Claims.

As more fully discussed herein, Medley Capital employs all of the Company’s employees (the Debtor has no employees). Medley Capital also incurs substantially all of the costs to operate the enterprise and provides substantially all of the services to the clients, both advisory and administrative, required under the IMAs. Pursuant to various contracts with the Advisors and Sierra, Medley Capital is to be reimbursed for all costs associated with the provision of advisory and administrative services before the remaining contractual fees are distributed to the Debtor. In order for the Company to continue to generate revenues and gross profit for the benefit of the Debtor’s estate, the Company must be able to retain its employees and service the Remaining Company Contracts. The most significant of those Remaining Company Contracts is with Sierra.

On May 27, 2021, Sierra publicly announced that it was exploring its strategic alternatives to the IMA. Based on that announcement, the Debtor and Sierra anticipate that the contract will terminate at the end of 2021 or early 2022, and they have discussed possible timelines and scenarios under which Sierra may ultimately transition to a new manager and terminate the Sierra IMA. At the option of the board of directors and Sierra, this transition could occur very quickly under the Sierra IMA, in which case the Debtor would not be in a position to realize significant additional net proceeds from the Sierra IMA.

Notwithstanding Sierra’s right to terminate the Sierra IMA in accordance with its terms, Sierra has expressed a willingness to continue to accept performance from the Company for an interim period of time (likely until December 31, 2021, but perhaps as late as March 31, 2022)2 provided that the Company can retain the employees necessary to service the Sierra IMA during the transition period.3

Notwithstanding that impending transition, Sierra needs to ensure that Medley Capital and SIC Advisors continue to honor their contractual obligations until Sierra completes its strategic review and transitions to a new manager. Accordingly, Medley Capital, the Debtor and a special committee of independent board members of Sierra have tentatively reached an agreement by and through which Sierra will partially fund the Retention Plan for the benefit of Medley Capital’s employees totaling approximately $5,876,600, of which Sierra is providing $2,100,000, which will be paid in either two or three separate payments. The first payment of 33.3% will be made on the earlier of September 30, 2021 or the first day after the Effective Date, 33.3% will be paid on December 31, 2021, and the balance of 33.3% due at the end of Sierra’s contract (or if the end of Sierra Income Corporation’s contract is December 31, 2021, the second payment will be 66.7%). All terms of the Retention Plan are subject to final approval by the Debtor, Sierra, and the Special Committee.

[3]	Pursuant to Section 15(a) of the Investment Company Act of 1940, investment advisory agreements terminate automatically upon a change of control, subject only to an extension of up to 150 days exercisable at the option of the board of directors of Sierra. Accordingly, in order to maximize the value of the estate for the benefit of creditors it is necessary that the Debtor continue as a going concern, rather than liquidate, its assets immediately. As more fully set forth herein, the Combined Disclosure Statement and Plan provides for the reorganization and wind-down of the Reorganized Debtor in order to avoid a “change of control” that may cause the automatic termination of the Remaining Company Contracts.

By agreement of the Debtor and Sierra Income Corporation, the Combined Disclosure Statement and Plan provides for Retention Plan for the Company’s employees who provide services to the Company’s customers. Were the employees to leave, the Company’s contracts with Sierra and other non-Debtor parties would automatically terminate. Accordingly, without including Cash currently held by the Debtor or the proceeds of the Causes of Action, the Debtor anticipates that the Remaining Company Contracts will provide at least $7 million through the end of the year, all of which will be vested in the Liquidating Trust.

Significantly, the Combined Disclosure Statement and Plan provides for the exculpation of a limited universe of parties, but the only releases of third parties being provided by the Debtor under the Combined Disclosure Statement and Plan is to Sierra because of its postconfirmation contribution to the Retention Plan.

The Debtor believes that the Combined Disclosure Statement and Plan maximizes the value to the estate and distributions to be received by creditors on account of Allowed Claims, and a liquidation of the Debtor’s assets would result in the immediate and irreparable harm to the Debtor and its estate. The Debtor therefore strongly encourages all creditors who are eligible vote to accept the Combined Disclosure Statement and Plan.

ALL HOLDERS OF CLAIMS AGAINST THE DEBTOR ARE ENCOURAGED TO READ THE COMBINED DISCLOSURE STATEMENT AND PLAN IN ITS ENTIRETY AND TO CONSULT WITH AN ATTORNEY BEFORE VOTING TO ACCEPT OR REJECT THE COMBINED DISCLOSURE STATEMENT AND PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019, AND IN THE COMBINED DISCLOSURE STATEMENT AND PLAN, THE DEBTOR RESERVES THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE COMBINED DISCLOSURE STATEMENT AND PLAN, OR ANY PART THEREOF, PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms.

As used in the Combined Disclosure Statement and Plan, capitalized terms have the meanings set forth below.

“2024 Notes Indenture” means that certain indenture agreement (as may be amended, restated, supplemented, or otherwise modified from time to time) dated August 9, 2016, between Medley LLC, as issuer, and U.S. Bank National Association, as trustee, that governs the 2024 Notes.

“2024 Notes” means the senior unsecured notes with a maturity date of January 20, 2024 issued by Medley LLC pursuant to the 2024 Notes Indenture.

“2026 Notes Indenture” means that certain indenture agreement (as may be amended, restated, supplemented, or otherwise modified from time to time) dated August 9, 2016, between Medley LLC, as issuer, and U.S. Bank National Association, as trustee, that governs the 2026 Notes.

“2026 Notes” means the senior unsecured notes with a maturity date of August 15, 2026 issued by Medley LLC pursuant to the 2026 Notes Indenture.

“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Case pursuant to sections 503(b), including section 503(b)(9), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estate and operating the Debtor’s business (b) Claims for compensation for services rendered or reimbursement of expenses incurred under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code; and (c) all fees and charges assessed against the Estate pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

“Administrative Claims Bar Date” means the deadline for filing requests for payment of Administrative Claims, which: (a) with respect to Administrative Claims other than Professional Fees Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date.

“Advisors” means the non-Debtor Affiliates that are generally organized for the purpose of contracting with a particular client or subset of clients, or serving in a management role for an entity, such as a general partner for a limited partnership or a manager of a limited liability company, constituting an investment advisory relationship for regulatory purposes. Each of the Advisors is a “relying adviser” under the Investment Advisors Act and are considered to be registered investment advisers under the Form ADV adviser registration for Medley Capital.

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

“Allowance Date” means the date that a Claim or Equity Interest becomes Allowed.

“Allowed” means, as to a Claim or Interest, a Claim or Interest allowed under the Combined Disclosure Statement and Plan, under the Bankruptcy Code, or by a Final Order as applicable.

“Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtor or its Estate or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including, but not limited to, Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code, or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware that is presiding over the Chapter 11 Case.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each, as amended from time to time.

“Bar Date” means, with respect to any particular Claim, April 30, 2021, the specific date established by the Bankruptcy Court as the last day for Filing Proofs of Claim or proofs of Interest against the Debtor in the Chapter 11 Case for that specific Claim or Interest.

“Bar Date Order” shall mean the Order Establishing Bar Dates for Filing Proofs of Claims and Approving the Form and Manner of Notice Thereof entered by the Bankruptcy Court on March 19, 2021 [Docket No. 52].

“Business Day” means any day other than a Saturday, Sunday, or other day on which the New York Stock Exchange or the NASDAQ is closed for trading.

“Cash” or “$” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

“Cause of Action” or “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include, but are not limited to: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

“Chapter 11 Case” means the case pending for the Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

“Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtor.

“Claims and Balloting Agent” means Kurtzman Carson Consultants LLC, the notice, claims, and solicitation agent retained by the Debtor in the Chapter 11 Case or retained by the Liquidating Trustee after the Effective Date.

“Claims Objection Deadline” shall mean one hundred eighty (180) days after the Effective Date, or such later date as may be ordered by the Bankruptcy Court, provided however, Liquidating Trustee, with respect to Claims including General Unsecured Claims, may file one or more motions with the Bankruptcy Court on notice and an opportunity for a hearing to extend such deadline from time to time.

“Claims Register” means the official register of Claims maintained by the Claims and Balloting Agent.

“Class” means a class of Claims or Interests as set forth in Article V of the Combined Disclosure Statement and Plan pursuant to section 1122(a) of the Bankruptcy Code.

“CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

“Combined Disclosure Statement and Plan” shall mean this entire document and all exhibits, schedules and related documents, whether annexed hereto or Filed in connection herewith, including the Disclosure Statement portions and the Combined Disclosure Statement and Plan portions.

The “Company” means the Debtor, MDLY, and the Debtor’s direct and indirect subsidiaries.

“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case, within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Hearing” means the hearing to be held by the Bankruptcy Court on Confirmation of the Combined Disclosure Statement and Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code.

“Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Case.

“Constitutional Documents” means certificates of formation, limited liability company agreements, partnership agreements, certificates of incorporation, bylaws, stockholders’ agreements or any similar entity organizational or constitutive document, as applicable.

“Consummation” means the occurrence of the Effective Date.

“Contingent” shall mean, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

“Creditor” shall have the meaning ascribed to such term in section 101(10) of the Bankruptcy Code.

“Creditors’ Committee” or “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Case pursuant to section 1102(a) of the Bankruptcy Code.

“Cure” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtor pursuant to sections 365 or 1123 of the Bankruptcy Code.

“D&O Liability Insurance Policies” means all insurance policies of the Debtor, or for the benefit of the Debtor, for directors’, managers’, and officers’ liability existing as of the Petition Date (including any “tail policy”) and all agreements, documents, or instruments relating thereto.

“Disallowed” shall mean with respect to any Claim or Interest or portion thereof, any Claim against or Interest in the Debtor which: (i) has been disallowed, in whole or part, by a Final Order; (ii) has been withdrawn by agreement of the Holder thereof and the Debtor or the Liquidating Trustee, in whole or in part; (iii) has been withdrawn, in whole or in part, by the Holder thereof; (iv) if listed in the Schedules as zero or as Disputed, Contingent or unliquidated and in respect of which a proof of Claim or a proof of Interest, as applicable, has not been timely Filed or deemed timely Filed pursuant to the Combined Disclosure Statement and Plan, the Bankruptcy Code or any Final Order or other applicable law; (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any proof of Claim or proof of Interest; (vi) is evidenced by a proof of Claim or a proof of Interest which has been Filed, or which has been deemed to be Filed under applicable law or order of the Bankruptcy Court or which is required to be Filed by order of the Bankruptcy Court but as to which such proof of Claim or proof of Interest was not timely or properly Filed; (vii) is unenforceable to the extent provided in section 502(b) of the Bankruptcy Code; and (viii) where the Holder of a Claim is a Person or Entity from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, unless such Person, Entity or transferee has paid the amount, or turned over any such Property, for which such Person, Entity or transferee is liable under section 522(i), 542, 543, 550, or 553 of the Bankruptcy Code. In each case a Disallowed Claim or a Disallowed Interest is Disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

“Disallowed Claim” shall mean a Claim, or any portion thereof, that is Disallowed.

“Disallowed Interest” shall mean an Interest, or any portion thereof, that is Disallowed.

“Disbursing Agent” means the Liquidating Trustee or the Entity or Entities selected by the Debtor or the Liquidating Trustee, as applicable, to make or facilitate Distributions pursuant to the Combined Disclosure Statement and Plan.

“Disclosure Statement” means the disclosure statement for the Combined Disclosure Statement and Plan, including all exhibits and schedules thereto, to be approved by the Confirmation Order.

“Disputed” means, as to a Claim or an Interest, any Claim or Interest: (a) that is not Allowed; (b) that is not disallowed by the Combined Disclosure Statement and Plan, the Bankruptcy Code, or a Final Order, as applicable; (c) as to which a dispute is being adjudicated by a court of competent jurisdiction in accordance with non-bankruptcy law; (d) that is Filed in the Bankruptcy Court and not withdrawn, as to which a timely objection or request for estimation has been Filed; and (e) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

“Disputed Administrative Claim, Priority Tax Claim, Priority Non-Tax Claims and Secured Claims Reserves” shall mean the reserves established pursuant to Article IX.D.3 of this Combined Disclosure Statement and Plan, which reserve shall contain amounts relating to Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims, and Disputed Secured Claims.

“Distribution” shall mean any distribution made pursuant to the Combined Disclosure Statement and Plan by the Entity acting as the Disbursing Agent to the Holders of Allowed Claims in a particular Class.

“Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtor or the Reorganized Debtor, as applicable, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Disbursing Agent shall make distributions to holders of Allowed Claims entitled to receive distributions under the Combined Disclosure Statement and Plan.

“Distribution Record Date” means the record date for purposes of making distributions under the Combined Disclosure Statement and Plan on account of Allowed Claims or Allowed Interests, which date shall be the first day of the Confirmation Hearing.

“Effective Date” means the date that is the first Business Day on which (a) no stay of the Confirmation Order is in effect and (b) all conditions precedent to the occurrence of the Effective Date set forth in Article XII.A of the Combined Disclosure Statement and Plan have been satisfied or waived in accordance with Article XII.B of the Combined Disclosure Statement and Plan.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Estate” means the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a, et seq., as amended from time to time.

“Exculpated Parties” shall mean as of the Petition Date through the date of the closing of the Chapter 11 Cases (and in the event that the Chapter 11 Case is closed and subsequently reopened, during such time as the Chapter 11 Case is reopened): (i) the Debtor, (ii) the Debtor’s current managers and officers, (iii) Sierra, (iv) the Debtor’s subsidiaries, and (v) in the case of (i) – (iii) each of their respective Representatives; provided, however, that with respect to any Person identified herein, such Person shall be considered an Exculpated Party solely to the extent that such Person participated in actions to which section 1125(e) of the Bankruptcy Code applies.

“Executory Contract” means a contract to which the Debtor is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

“File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case.

“Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter that has not been reversed, stayed, modified, or amended, as entered on the docket in the Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing will have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order will not preclude such order from being a Final Order.

“General Unsecured Claim” means any Claim other than an Administrative Claim, a Secured Tax Claim, a Secured Claim, a Priority Tax Claim, an Other Priority Claim, or a Notes Claim.

“Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

“Governmental Unit Bar Date” shall mean September 3, 2021 as established by the Bar Date Order.

“Holder” or “Holders” shall mean the legal or beneficial Holder of a Claim or Interest (and, when used in conjunction with a Class or type of Claim or Interest, means a Holder of a Claim or Interest in such Class or of such type).

“IMA” means an investment management agreement, typically entered into between a client and an Advisor that governs the provision of advisory services to a client by Medley Capital and the fees to be paid to the applicable Advisor for such advisory services.

“Impaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Indemnified Party” means, solely in its capacity as such, the Debtor, and its current officers, directors, managers, employees, and agents, provided that notwithstanding the foregoing, the Indemnified Parties shall not include MDLY, Brook Taube, or Seth Taube.

“Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

“Intercompany Claim” means any Claim held by the Debtor against another non-Debtor Affiliate and any Claim against the Debtor held by a non-Debtor Affiliate.

“Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in the Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable Securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in the Debtor, and any claim against or interest in the Debtor subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing. For the avoidance of doubt, Interests shall include all outstanding equity awards (whether vested or unvested) granted pursuant to an equity incentive plan, which shall vest in accordance with the terms of the applicable award documentation, with all unvested restricted stock awards maintaining their applicable vesting schedule as of the Effective Date.

“Investment Advisers Act” means the Investment Advisers Act of 1940, 15 U.S.C. § 80b-1 through 15 U.S.C. § 80b-21.

“Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time.

“Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

“Liquidating Trust” shall mean the trust established under the Combined Disclosure Statement and Plan and the Liquidating Trust Agreement.

“Liquidating Trust Assets” means (a) the Debtor’s Cash, (b) the Causes of Action and their proceeds, (c) all net proceeds from the Remaining Company Contracts, after payment of all costs of Medley Capital and costs necessary for the continued limited operation of the Reorganized Debtor, (d) the MDLY Tax Refund, (e) one percent (1%) of the Debtor’s equity interests, solely for the purpose of conferring standing upon the Liquidating Trustee to institute Liquidating Trust Litigation Claims pursuant to the provisions of the Delaware Limited Liability Company Act (the “LLC Act”), and (e) any Records relating to the foregoing. Notwithstanding the foregoing, the Liquidating Trust Assets shall not include the Debtor’s equity interests in any non-debtor Affiliate, which shall be assets of the Reorganized Debtor.

“Liquidating Trust Expenses” shall mean the all reasonable and necessary fees, costs and expenses of the Liquidating Trusts, as determined in the reasonable discretion of the Liquidating Trustee in his or her business judgment, including but not limited to retained professionals of the Liquidating Trust and the Reorganized Debtor.

“Liquidating Trustee” shall mean the Person appointed by the Debtor in its sole discretion pursuant this Combined Disclosure Statement and Plan to serve as the trustee of the Liquidating Trust for the purposes of, among other things, liquidating the Liquidating Trust Assets following the Effective Date.

“Liquidating Trust Agreement” means the trust agreement that establishes the Liquidating Trust and governs the powers, duties, and responsibilities of the Liquidating Trustee. The Liquidating Trust Agreement shall be part of the Plan Supplement.

“Local Rules” shall mean the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

“Manager” means Michelle Dreyer the manager of the Debtor, as of June 1, 2021. If the identity of the Manager is intended to change as of the Effective Date, the new Manager shall be identified in the Plan Supplement.

“MCC” means Medley Capital Corporation.

“Medley Capital” mean Medley Capital LLC, a registered investment advisor under the Investment Advisers Act and a non-Debtor Affiliate of the Debtor.

“MDLY” means Medley Management, Inc., the parent company of the Debtor.

“MDLY Tax Refund” means the anticipated tax refund due to MDLY in the approximate amount of $1.5 million.

“Member” means MDLY, the member of the Debtor, as of the first date of the Confirmation Hearing. If the identity of the Member is intended to change as of the Effective Date, the new Member shall be identified in the Plan Supplement.

“Notes Claims” means, collectively, all claims derived from or based upon the Notes or the Notes Indentures, including in each case claims for all principal amounts outstanding, interest, expenses, costs, and other charges arising thereunder or related thereto.

“Notes Indentures” means, collectively, the 2024 Notes Indenture and the 2026 Notes Indenture.

“Notes Trustee” means U.S. Bank National Association, in its capacity as trustee under the Notes Indentures.

“Notes” means, collectively, the 2024 Notes and the 2026 Notes.

“Objection(s)” shall mean any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify, or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim).

“Organizational Documents” means the Constitutional Documents for the Debtor, including articles of incorporation, limited liability agreement, bylaws, and the identity of the board of directors, board of managers, or similar governing body, this Combined Disclosure Statement and Plan, and section 1123(a)(6) of the Bankruptcy Code (as applicable, and shall otherwise be in form and substance reasonably acceptable to the Debtor).

“Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

“Oversight Committee” means a creditors’ oversight committee consisting of three (3) members.

“Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

“Petition Date” means March 7, 2021, the date that the Debtor commenced the Chapter 11 Case.

“Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Combined Disclosure Statement and Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed in the Chapter 11 Case, and notice of which shall be served in accordance with the Solicitation Procedures Order, no later than the earlier of seven (7) das prior to the (i) Voting Deadline or (ii) the deadline to object to confirmation of the Combined Disclosure Statement and Plan, or such later date as may be approved by the Bankruptcy Court, and any additional documents Filed prior to the Effective Date as amendments to the Plan Supplement. The Debtor shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement through the Effective Date in accordance with this Combined Disclosure Statement and Plan.

“Priority Tax Claim” means any Claim of a Governmental Unit (as defined in section 101(27) the Bankruptcy Code) of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, unless otherwise indicated.

“Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 328, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

“Professional Amount” means the aggregate amount of Professional Claims and other unpaid fees and expenses that the Professionals estimate they have incurred, or will incur, in rendering services to the Debtor as set forth in Article IV.B of the Combined Disclosure Statement and Plan.

“Professional Claim” means a Claim by a professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

“Professional Escrow Account” means an interest-bearing account funded by the Debtor with Cash on the Effective Date in an amount equal to the Professional Amount.

“Proof of Claim” means a proof of Claim Filed against the Debtor in the Chapter 11 Case.

“Record” shall mean with respect to the Company’s business, the books, records, information, ledgers, files, invoices, documents, work papers, correspondence, lists (including client and customer lists, supplier lists and mailing lists), plans (whether written, electronic or in any other medium), drawings, designs, specifications, creative materials, advertising and promotional materials, marketing plans, studies, reports, data, supplier and vendor lists, purchase orders, sales and purchase invoices, production reports, personnel and employment records, financial and accounting records and similar materials related to the Company’s business and specifically excluding Sellers’ corporate minutes book and related corporate records and books, files and papers not otherwise relating exclusively to the Company’s business.

“Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall not be discharged hereunder and the holder’s legal, equitable, and contractual rights on account of such Claim or Interest shall remain unaltered by Consummation in accordance with section 1124(1) of the Bankruptcy Code.

“Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtor pursuant to the Combined Disclosure Statement and Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time in accordance with the terms of the Combined Disclosure Statement and Plan.

“Remaining Company Contracts” means the IMAs and related service and advisory contracts of the Company which remain in effect as of the Effective Date. A complete list of the anticipated Remaining Company Contracts, including the expected dates of termination, and income to be produced from such contracts is attached hereto as Exhibit B.4

“Reorganized Debtor” means collectively, the Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

“Restructuring Transactions” means any transaction and any actions as may be necessary or appropriate to effect the reorganization and wind-down, including the overall corporate structure of the Debtor and Reorganized Debtor on the terms set forth in the Combined Disclosure Statement and Plan, including the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Combined Disclosure Statement and Plan, one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, as described in Article VII.A of the Combined Disclosure Statement and Plan.

[4]	Due to issues of confidentiality, the Debtor will seek to seal Exhibit B, subject to providing copies of Exhibit B to the Creditors Committee and the Office of the United States Trustee.

“Retention Plan” means the compensation and retention program for Medley Capital employees set forth in Article VII.F of this Combined Disclosure Statement and Plan.

“Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtor that are not released, waived, or transferred pursuant to the Combined Disclosure Statement and Plan, as the same may be amended, modified, or supplemented from time to time.

“SEC” refers to the U.S. Securities and Exchange Commission.

“Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

“Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

“Security” means any security, as defined in section 2(a)(1) of the Securities Act.

“Sierra” means Sierra Income Corporation.

“SIC Advisors” means Sierra Advisors LLC, a non-Debtor Affiliate of the Debtor.

“Subordinated Claim” shall mean any Claim that is subordinated to General Unsecured Claims pursuant to section 510 of the Bankruptcy Code or Final Order of the Bankruptcy Court.

“Tax” or “Taxes” shall mean all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise, or other similar taxes, estimated import duties, fees, stamp taxes, and duties, value added taxes, assessments, or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax, or additional amounts imposed by any taxing authority of a Governmental Unit with respect thereto.

“Unclaimed Distributions” shall mean any undeliverable or unclaimed Distributions.

“Unexpired Lease” means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

“Unsecured Claim” means any Claim that is not a Secured Claim.

“Unsecured Claims Pool” means all of the Liquidating Trust Assets after payment of all (i) Allowed Secured Claims, (ii) Allowed Administrative Expenses, (iii) Allowed Priority Claims, (iv) Liquidating Trust Expenses, and the proceeds therefrom.

“U.S. Trustee” shall mean the office of the United States Trustee for the District of Delaware.

“U.S. Trustee Fees” shall mean fees payable pursuant to 28 U.S.C. § 1930.

“Voting Agent” shall mean Kurtzman Carson Consultants LLC or any successor appointed by the Bankruptcy Court.

“Voting Deadline” shall mean __________, 2021, at 4:00 p.m. (prevailing Eastern time), the date and time by which ballots to accept or reject the Combined Disclosure Statement and Plan must be received by the Voting Agent in order to be counted, as set forth by the Solicitation Procedures Order.

“Wells Notice” shall mean that notice from the staff of the SEC relating to MDLY’s and the Debtor’s previously-disclosed SEC investigation, dated May 7, 2021 and noticed to each of MDLY, the Debtor, and six pre-IPO owners of the Debtor, each of whom is a current or former officer, pursuant to which the Staff made a preliminary determination to recommend that the SEC file an enforcement action against MDLY, Medley LLC and each of the six pre-IPO owners of the Debtor that would allege certain violations of the federal securities laws.

B.	Rules of Interpretation.

For purposes of this Combined Disclosure Statement and Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form, or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Combined Disclosure Statement and Plan in its entirety rather than to a particular portion of the Combined Disclosure Statement and Plan; (8) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with the Combined Disclosure Statement and Plan, the rights and obligations arising pursuant to the Combined Disclosure Statement and Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of, or to affect the interpretation of the, Combined Disclosure Statement and Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (12) all references to docket numbers of documents Filed in the Chapter 11 Case are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall, mean as amended from time to time, and as applicable to the Chapter 11 Case, unless otherwise stated; (14) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (15) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (16) any immaterial effectuating provisions may be interpreted by the Reorganized Debtor in such a manner that is consistent with the overall purpose and intent of the Combined Disclosure Statement and Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (17) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail.

C.	Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Combined Disclosure Statement and Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on, or as soon as reasonably practicable after, the Effective Date.

D.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of Delaware, without giving effect to the principles of conflict of laws (other than 6 Del. C. § 2708), shall govern the rights, obligations, construction, and implementation of the Combined Disclosure Statement and Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Combined Disclosure Statement and Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters.

E.	Reference to Monetary Figures.

All references in the Combined Disclosure Statement and Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Debtor or the Reorganized Debtor.

Except as otherwise specifically provided in the Combined Disclosure Statement and Plan, to the contrary, references in the Combined Disclosure Statement and Plan, to the Debtor or the Reorganized Debtor shall mean the Debtor and the Reorganized Debtor, as applicable, to the extent the context requires.

G.	Controlling Documents.

In the event of an inconsistency between the Combined Disclosure Statement and Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Combined Disclosure Statement and Plan, the Confirmation Order shall control.

H.	Consultation, Information, Notice, and Consent Rights.

Notwithstanding anything herein to the contrary, all exhibits to the Combined Disclosure Statement and Plan, and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein.

ARTICLE II.
BACKGROUND

A.	Debtor’s Structure[5]

The Debtor is headquartered in New York City and incorporated in Delaware. The Debtor was formed on October 27, 2010 in connection with a reorganization of the Company’s corporate structure. The Debtor is the direct subsidiary of MDLY, a public company traded on the New York Stock Exchange under the symbol, “MDLY.” As discussed in more detail below, MDLY owns approximately 98% of the membership interests6 of the Debtor and is its majority member.7 The Debtor has no employees.

B.	Historical Background and Sources of Revenue

In 2006, brothers Brook and Seth Taube (the “Taubes”) founded an asset management firm along with partner Richard Medley.8 They had years of experience in the credit market and had previously managed credit-related funds. The business’s focus generally was on credit-related investment strategies, primarily originating senior secured loans to private middle market companies in the United States with revenues between $50 million and $1 billion.

[5]	An organizational chart of the Debtor and its non-Debtor Affiliates is attached hereto as Exhibit C.
[6]	The remaining 2% is owned by Freedom 2021 LLC, an entity owned or controlled by Seth Taube.
[7]	MDLY was incorporated on June 13, 2014 and commenced operations on September 29, 2014 upon completion of its initial public offering (“IPO”) that is further explained below.
[8]	Mr. Medley left the Company in or about 2009.

The Company launched its first long-dated institutional fund in the fourth quarter of 2006. The Company launched its first permanent capital vehicle—Medley Capital Corporation (“MCC”) - operating as a business development company (“BDC”) in 2011. The following year, the enterprise launched its first public non-traded permanent capital vehicle—Sierra Income Corporation (“SIC”)—also operating as a BDC. In addition to its two permanent capital vehicles, the management firm also managed assets for institutional investors in other long-dated private funds and separately managed accounts (“SMAs”).

From December 2014 through December 2019, a majority of the Fee Earning Assets Under Management (“FEAUM”) was derived from fees from its permanent capital vehicles as opposed to long-dated private funds and SMAs. By June 30, 2014, just eight years after its founding, the Debtor’s subsidiary, Medley Capital, had more than 50 employees and had increased its FEAUM to approximately $2.5 billion.

Medley Capital is registered with the SEC as an investment adviser under the Investment Advisers Act. All of the Debtor’s day-to-day operations are conducted through its direct subsidiary, Medley Capital. Debtor does not earn revenues directly from Medley Capital’s clients because the clients pay the Advisors or Medley Capital for the services rendered. The Advisors are generally organized for the purpose of contracting with a particular client or subset of clients, or serving in a management role for an entity, such as a general partner for a limited partnership or a manager of a limited liability company, constituting an investment advisory relationship for regulatory purposes, and those clients or entities may also contract with Medley Capital to provide the advisory services to the underlying client, as more fully described below. These services are typically governed by an IMA or other documents that describe the terms of the engagement of the Advisor by the respective entity or client(s) and set forth the fees each client is required to pay the Advisor and/or Medley Capital for those services. The IMAs or other governing documents are typically subject to the client’s right to terminate the agreement at will, after a short notice period. Each of the Advisors is a “relying adviser” under the Investment Advisers Act and are considered to be registered investment advisers under the Form ADV adviser registration for Medley Capital. The IMAs generally provide that Medley Capital shall serve as the investment adviser.

Medley Capital employs all of the Company’s employees (the Debtor has no employees), and Medley Capital is the counterparty to some of the Company’s material contracts. Medley Capital also incurs substantially all of the costs to operate the enterprise and provides substantially all of the services to the clients, both advisory and administrative, required under the IMAs. Pursuant to that certain Services and Licensing Agreement, dated December 12, 2017, by and between the Debtor, Medley Capital and each of the Advisors (the “Services and Licensing Agreement”), the Advisors are required to reimburse Medley Capital for all costs associated with the provision of advisory and administrative services to the clients on behalf of the Advisors as set forth in the IMAs. Pursuant to that certain Administration Agreement, dated April 5, 2012, by and between Sierra and Medley Capital (the “Administration Agreement”), Sierra pays Medley Capital directly for certain administrative services.

After Medley Capital is reimbursed by the Advisors or Sierra, as applicable, the Advisors make distributions to the Debtor for periodic ordinary course fee income. The Debtor subsequently makes ordinary course capital contributions of those amounts throughout the Company—primarily to MDLY—to fund insurance, taxes and corporate governance expenses. 9 The Debtor’s relationship with MDLY, including its funding obligations to MDLY, is governed by that certain Fifth Amended and Restated Limited Liability Company Agreement of Medley LLC, dated as of June 1, 2021.

For the year ended December 31, 2020, the Advisors that were the largest revenue generators were SIC Advisors and MCC Advisors, LLC (“MCC Advisors”). SIC Advisors and MCC Advisors generated gross revenues of approximately $12,200,000 and $6,900,000, respectively, during the year ended December 31, 2020, and respectively represented 43.8% and 14.5% of the aggregate amount of the Company’s FEAUM. However, as discussed further below, effective on January 1, 2021, MCC created an internalized management structure that replaced the services provided under the IMA and administration agreements with MCC Advisors.

The Advisors earn fees based on the terms of the IMA or other contract(s) entered into with each of their respective clients. With respect to clients that are private funds or separately managed accounts, these fees generally include management fees, administrative fees, and certain incentive fees. The management fees are calculated quarterly at an annual rate of 0.75% to 2.00% of the value of capital accounts or the value of the investments held by the client, and are paid in cash in advance or in arrears depending on each specific contract. The administrative fees that are payable by each client are set forth in the IMA or other contract(s) for each client and are payable quarterly in arrears. Finally, the incentive fees generally are in an amount equal to 15% to 20% of the realized cash derived from an investment, subject to a cumulative annualized preferred return to the client, as applicable of 6% to 8%, which is in turn subject to a 50% to 100% catch-up allocation to the Advisor. Specifically with respect to SIC Advisors’ client, Sierra, SIC Advisors generally receives (i) a base management fee calculated quarterly at an annual rate of 1.75% of gross assets, payable quarterly in arrears, (ii) a subordinated incentive fee on income, and (iii) an incentive fee on capital gains.

A more detailed history of the Debtor, its businesses, and its income is below.

C.	The IPO

In 2014, MDLY explored the possibility of going public to raise capital to continue to grow the business. MDLY’s IPO was structured as what is commonly referred to as an “Up-C.” An Up-C is a two-tier ownership structure where public investors hold stock in a newly-formed publicly-traded corporation (here, MDLY) that in turn uses the money it receives in the IPO to buy interests in a limited liability company, partnership, or other pass-through entity in which pre-IPO owners directly hold interests (here, the Debtor, Medley LLC). This contrasts with the traditional approach to an IPO involving a pass-through entity such as a limited liability company or a partnership. In traditional IPO structures, the pass-through entity is re-organized as a C-Corporation and the C-Corporation is brought public in the IPO.

[9]	As discussed in Article II.K., the Cash Management Motion allowed for funds to flow from the Advisors to the Debtor and then the Debtor would reimburse Medley Capital for the costs associated with the advisory and administrative services. The Debtor filed the Supplemental Cash Management Motion, to comply with contractual provisions that require that Medley Capital be reimbursed from the Advisors or Sierra as applicable before such funds are distributed to the Debtor.

Before the IPO, the Debtor entered into a $110 million senior secured term loan facility with Credit Suisse AG, Cayman Islands Branch (the “Term Loan Facility”). The Debtor used the proceeds of the borrowings under the Term Loan Facility, together with cash on hand, to repay an outstanding credit facility with City National Bank, to pay related fees and expenses, and to fund a $74.5 million distribution to the Debtor’s members (the pre-IPO owners). Rather than making a distribution to pre-IPO owners from the funds received during the IPO, most of this loan was placed on the Debtor’s balance sheet to be rolled over or paid down over time. After the IPO, the enterprise’s growth continued. By the end of 2014, FEAUM had reached approximately $3.1 billion. By year end 2015, FEAUM was approximately $3.3 billion.

D.	Shifts in Investment Strategy Focus.

Although the business had been growing rapidly, certain of the underlying investments began to experience issues in late 2014 and early 2015. Prior to the second quarter of 2015, the primary investment strategy included a focus on smaller, mostly second lien, non-sponsor-backed deals that generated higher yields, but also generally contained more risk. Certain of those investments began to underperform or otherwise require restructuring or workout strategies. While in workout, these investments also negatively affected performance.

In an effort to position itself for future success, beginning in the second quarter of 2015, the Company’s investment team decided to shift the firm’s investment strategy to primarily focus on larger, first lien, sponsor-backed deals that generated somewhat lower yields but generally provided lower risk. The company’s view was that a larger, sponsor-backed borrower with first lien positions was going to be a more sensible risk profile. While certain of the legacy investments continued to be a drag on performance, the new strategy generally performed well.

E.	The Debtor’s Bonds

Two years after its IPO, the Debtor saw an opportunity to refinance the Term Loan Facility to take advantage of the low interest rate environment by issuing fixed rate debt. From August 2016 through February 2017, the Debtor conducted four bond offerings: (1) $25,000,000 in aggregate principal amount of 6.875% notes due 2026; (2) $28,595,000 in aggregate principal amount of the further issuance of 6.875% notes due 2026; (3) $34,500,000 in aggregate principal amount of 7.25% notes due 2024 (including the exercise in full of the option to purchase up to an additional $4,500,000); and (4) $34,500,000 in aggregate principal amount of the further issuance of 7.25% notes due 2024 (including the exercise in full of the option to purchase up to an additional $4,500,000).

In conjunction with counsel, management determined to issue the bonds through the Debtor because revenue rolls through the Debtor, since it is MDLY’s only asset. Because of the small size of the offerings, Medley decided to issue “baby bonds”—$25 par bonds sold primarily to retail investors.

F.	Medley’s SMAs

The company’s first SMA was opened in October 2010, with $75 million in committed capital and the SMA was non-discretionary, meaning that the investor had the contractual right to review and approve investments. This relationship grew over time and by June 2018, the committed capital reached $800 million and the investment period was extended indefinitely (so called “evergreening”).

In January 2016, Medley added its second SMA, a non-discretionary SMA with a capital commitment of $250 million for 24 months, and its third SMA, a discretionary SMA with a capital commitment of $100 million for 24 months. In December 2016, Medley added a discretionary SMA with an aggregate capital commitment of $400 million with an indefinitely open investment period.

G.	Medley Seeks to Diversify

Shortly after pivoting to the new strategy, the company was affected by generalized macroeconomic turbulence. In early 2016, there was significant volatility in the private credit market that made for a challenging first quarter of 2016. This impacted direct lending as markets, eased up and volumes went way down, and negatively affected the potential of and private direct deals. To ensure that it could withstand future volatility in the direct lending market and continue its growth trajectory, Medley attempted to diversify its business lines.

Among other things, Medley explored possible strategies to deploy in the retail channel, including creating a liquid corporate credit trading business line. In January 2017 Medley launched Sierra Total Return Fund, a registered investment company operating as an interval fund with a liquid credit income strategy. The Debtor also attempted to create a new fund premised upon collateralized loan obligations - Sierra Opportunity Fund.

Further, Medley also sought to leverage its ability to invest in certain unique opportunities as they arose that might not fit within one of its current funds’ strategies, including separate management accounts and a tactical opportunities fund.

Notwithstanding these new business lines and funds that Medley launched or planned to launch, its FEAUM remained flat in 2016 and 2017, so Medley began looking for a strategic partner to continue, and indeed accelerate, its growth.

H.	Medley Seeks a Strategic Transaction

1.	Project Redwood

In May 2017, Medley embarked on a process to consider a range of potential strategic transactions. Medley referred to its first exploration as “Project Redwood,” which was largely focused on finding a strategic partnership for Medley and its subsidiaries, with the goal of achieving a level of scale that it believed would make Medley more competitive in the asset management business. Medley retained the services of UBS Financial Services (“UBS”) and Credit Suisse to conduct outreach to a limited universe of potential parties that might have been interested in pursuing a strategic transaction with Medley. The process involved initial discussions with 19 parties, 12 of which decided to explore the opportunity further, and eight of which met with UBS, Credit Suisse and members of Medley’s management. In July 2017, two of the interested parties submitted non-binding bids to acquire Medley. Neither bid progressed beyond the initial indication of interest, and no transaction resulted.

2.	Project Elevate

Following the conclusion of Project Redwood, in October 2017, Medley retained the services of Goldman Sachs and Broadhaven Capital Partners (“Broadhaven”) to reach out to a select group of potential partners that could offer Medley the potential to combine businesses and/or grow its alternative asset management platform. Thirty-eight parties were invited into the first-round bidding process, 24 of which executed confidentiality agreements, and management held meetings with seven. Medley referred to this pursuit of a potential strategic transaction as “Project Elevate.” This process led to extensive negotiations with a potentially interested purchaser for the sale of substantially all of the assets of Medley’s business. MDLY, Sierra, and MCC each created a special committee of its board, comprised of independent directors. MDLY kept the independent special committees apprised of material developments throughout the project.

After months of negotiations, Medley was not able to come to terms with the potentially interested purchaser, and those discussions terminated in or about March 2018. The next month, however, the potentially interested purchaser resurfaced and submitted a modified proposal that included higher consideration than its prior proposal. Medley resumed negotiations. Ultimately, in May 2018, the potentially interested purchaser withdrew its modified proposal and advised Medley of its decision to terminate discussions.

3.	Project Integrate

Shortly after the initial negotiations with the potentially interested purchaser under Project Elevate fell through, Medley began considering a potential merger among MDLY, Sierra, and MCC to effectively internalize management of Sierra and MCC. The benefits of the proposed transaction were that, among other things, it would: (i) create the third largest internally managed and 13th largest publicly traded BDC by assets; (ii) create a single, larger, diversified balance sheet; (iii) result in the potential to increase share trading liquidity for shareholders of Sierra, MCC and MDLY; (iv) be accretive to net investment income per share for Sierra and MCC; and (v) provide a potential upside to future valuation as a result of internalization. A special committee for each entity determined that pursuit of the transaction was in their shareholders’ best interests.

The independent special committees conducted the negotiations. Each retained separate, independent counsel and financial advisors. Medley’s management team made significant data available, including, among other things, the IMAs, financial projections, and other business records. The projections were reviewed by Broadhaven, Sandler O’Neill & Partners, L.P., and Barclays Capital Inc., on behalf of the Sierra, MCC, and MDLY special committees, respectively. There were dozens of telephone calls and meetings between Medley’s management and the financial advisors regarding the projections. At one point, as discussed further below, Broadhaven requested a “downside scenario” projection that assumed, among other things, lower revenues and fees. After months of arms-length negotiations by the special committees, the proposed transaction was announced publicly on August 8, 2018, and proxies relating to the transaction were declared effective by the SEC and filed in December 2018.

I.	Shareholder Litigation and Notice from the SEC of Potential Securities Violations.

As is typical with many proposed mergers, certain shareholders alleged that the terms of the proposed transaction failed to maximize shareholder value and raised questions regarding certain aspects of the process. In February 2019, Medley made a supplemental disclosure to the Project Integrate proxies to address the concerns raised.

Litigation ensued in Delaware’s Court of Chancery in an action by a shareholder of MCC for itself and other shareholders against Brook Taube, Seth Taube, other former directors, the Debtor, and certain non-Debtor Affiliates. On March 22, 2019, after a trial that included over 800 trial exhibits and live testimony from eight witnesses, five deposition witnesses, and ninety-seven stipulations of fact, the Vice Chancellor issued a memorandum opinion that stated, among other things, the Court of Chancery found that MCC’s directors violated their fiduciary duties in entering into certain proposed transactions. Additionally, the Court of Chancery ordered MCC to issue corrective disclosures in accordance with its decision and to permit the stockholders sufficient time in advance of any stockholder vote to assimilate the information and ordered MCC, among other things, to make corrective disclosures. After further negotiations among the special committees, a new proposal was agreed upon in July 2019, and for a time it appeared that this version of the deal would close. But the deal ultimately collapsed in May 2020.

On September 17, 2019, the staff of SEC’s Division of Enforcement informed MDLY and the Debtor that it was conducting an informal inquiry and requested the production and preservation of certain documents and records. MDLY and the Debtor each fully cooperated with the Staff’s informal inquiry and began voluntarily providing the SEC with any requested documents. By letter dated December 18, 2019, the SEC staff advised MDLY and the Debtor that a formal order of private investigation had been issued and that the informal inquiry was now a formal investigation. MDLY and the Debtor both continued to cooperate fully with the investigation.

On May 7, 2021, each of MDLY, the Debtor, and six pre-IPO owners of the Debtor, each of whom is a current or former officer (the “Individuals”) received a “Wells Notice”10 from the staff of the SEC relating to MDLY’s and the Debtor’s previously-disclosed SEC investigation.11 The Wells Notices also provided that the SEC staff’s recommendation may involve a civil injunctive action, public administrative proceeding, and/or cease-and-desist proceeding, and may seek remedies that include an injunction, a cease-and-desist order, disgorgement, pre-judgment interest, civil money penalties, censure, and limitations on activities or bars from association.

[10]	A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law. The Wells Notices informed MDLY, Medley LLC and the Individuals that the Staff has made a preliminary determination to recommend that the SEC file an enforcement action against MDLY, Medley LLC and each of the Individuals that would allege certain violations of the federal securities laws.

[11]	The Wells Notices provided that the proposed action would allege violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder (including as a control person pursuant to Section 20(e) of the Exchange Act); Section 17(a) of the Securities Act of 1933; Sections 206(1) and/or (2) of the Investment Advisers Act of 1940; Section 14(a) of the Exchange Act and Rules 14a-3 and 14a-9 thereunder; Section 13(a) of the Exchange Act and Rules 12b-11, 12b-20, 13a-1, 13a-11, 13a-13, and 13a-15(a) thereunder; and Regulation S-T.

MDLY, Medley LLC and the Individuals currently intend to pursue the Wells Notice process and responded to the SEC’s position on June 18, 2021.

J.	Strained Liquidity and Attempted Financial Restructuring

During the nearly two years of attempting to close the Project Integrate transaction, new opportunities that had been put on hold were lost. The Covid-19 crisis added additional uncertainty in the markets and contributed to the adversity. Further, after the shareholders of MCC challenged the merger, as discussed above, the independent members of the board of MCC determined to internalize the management of MCC. Based on that decision to internalize management, the Company lost its advisory contract with MCC at the end of 2020.

By December 31, 2019, the Company’s FEAUM was $2,100,000,000 and revenues were approximately $48,800,000, a decline of 23.2% and 13.6%, respectively. In 2020, there was an approximate 38% annual decline (2020 vs. 2019) in the Company’s FEAUM to approximately $1,300,000,000. The Company generated approximately $31,700,000 in revenue in 2020. The Debtor had approximately $5,422,369 in assets and, as discussed more fully below, approximately $140,752,116 in liabilities as of the end of 2020.

Under this backdrop, the liquidity strain adversely impacted the Debtor’s ability to service the interest obligations owing on the Notes. As a result, in December 2020, the Debtor engaged B. Riley Securities Inc. as the Debtor’s investment banker and financial advisor to provide assistance in analyzing various strategic financial alternatives to address its capital structure, including restructuring the capital structure and other contractual obligations, with a particularized focus on the Notes Claims. The Debtor considered a number of alternatives, including an out-of-court exchange offer of debt for cash, debt for debt, debt for equity, or a combination thereof.

Ultimately, the Debtor was unable to achieve any financial restructuring alternatives, and on March 7, 2021, Medley LLC filed a voluntary Chapter 11 petition in an effort to restructure its debt.

K.	The Debtor’s Bankruptcy Filing

Substantially contemporaneously with the filing of the Chapter 11 petition, the Debtor filed the Declaration of Richard T. Allorto, Jr. in support of the Debtor’s Chapter 11 Petition and first day pleadings [Docket No. 5] (the “Allorto Declaration”).12

[12]	The Allorto Declaration is incorporated as if fully set forth herein, and the Debtor advises all creditors and parties-in-interest to review the Allorto Declaration and all other pleadings filed in the bankruptcy case. Copies of all pleadings filed in the case are available on the bankruptcy court’s website (www.ecf.deb.uscourts.gov) for a fee, or from the Debtor’s website (http://www.kccllc.net/medley) at no charge.

Also, substantially contemporaneously with the filing of the Chapter 11 petition, the Debtor filed a motion for entry of interim and final orders (i) authorizing, but not directing, the Debtor to continue and maintain its existing cash management system, bank account and business forms, (ii) authorizing the continuation of ordinary-course intercompany transactions, and (iii) granting related relief [Docket No. 3] (the “Cash Management Motion”). By and through the Cash Management Motion, the Debtor sought, among other things, make certain intercompany transfers to allow the payments to non-Debtor Affiliates up to $3.5 million on an interim basis. On March 11, 2021, the Court granted the Cash Management Motion on an interim basis [Docket No. 47]. On April 1, 2021 the Court granted the Cash Management Motion on a final basis [Docket No. 83].

On June 24, 2021, the Debtor filed a Motion for Approval and Entry of Amended and Restated Final Order (I) Authorizing, but Not Directing, the Debtor to Continue and Maintain its Existing Cash Management System, Bank Account and Business Forms, (II) Authorizing the Continuation of Ordinary-Course Intercompany Transactions, and (III) Granting Related Relief [Docket No. 217] (the “Supplemental Cash Management Motion”), by and through which the Debtor sought to allow the Debtor and its Affiliates to make certain additional intercompany transfers in accordance with a budget attached thereto and to modify the flow of funds through the Company. Specifically, in accordance with the Services and Licensing Agreement and Administration Agreement, the Supplemental Cash Management Motion sought to honor the terms of those contracts and require the Advisors to reimburse Medley Capital for the actual costs and expenses associated with providing the advisory and administrative services required by the applicable IMAs.

L.	Prior Plan and Disclosure Statement

The Debtor’s bankruptcy was originally intended to be a quick reorganization. On the Petition Date, the Debtor filed a Disclosure Statement for the Chapter 11 Plan of Reorganization of Medley LLC [Docket No. 8] and a Chapter 11 Plan of Reorganization [Docket No. 9] (the “Original Plan”). As set forth in the Original Plan, the Debtor proposed, among other things, to pay all secured claims, and priority claims in full. Further, Original Plan proposed three classes of voting claims: (i) Holders of Allowed Note Claims would receive equity in the reorganized debtor on account of their notes, (ii) the Holder of the Allowed Strategic Claim would receive certain shares and cash on the effective date on account of its Claim, and (iii) holders of other Allowed unsecured claims would receive a pro rata share of $100,000.

Ultimately, the Debtor never solicited the Original Plan. Shortly after the Petition Date, the Debtor received informal comments from counsel to the Committee with respect to the proposed terms of reorganization. On May 13, 2021, the Debtor withdrew the Chapter 11 Plan of Reorganization [Docket No. 146].

M.	Schedules and Statements of Financial Affairs and Bar Date Motion

Substantially contemporaneously with the filing of the bankruptcy petition, the Debtor filed motion to establish a bar date for filing proofs of claim [Docket No. 11] (the “Bar Date Motion”). On March 19, 2021, the Court entered an Order approving the Bar Date Motion, which set a deadline of April 30, 2021 for filing of proofs of claim, and a separate deadline of September 3, 2021, for governmental authorities to file proofs of claim [Docket No. 52]. On March 25, 2021, the Debtor filed its schedules and statement of financial affairs in the Chapter 11 Case [Docket No. Docket Nos. 62-63].

As of July 5, 2021, creditors (other than intercompany claims) had filed or scheduled proofs of claim aggregating $133,286,927.05, including $1,680.67 of Priority Claims, $125,506,108.33 of Note Claims, and $7,779,138.05 of General Unsecured Claims. Additionally, on May 6, 2021, the SEC also filed a proof of claim asserting a contingent claim in an unliquidated amount for “an undetermined claim for penalties, disgorgement, and prejudgment interest arising from possible violations of the federal securities laws.” Further, in its proof of claims, the SEC stated that, it “has been conducting an investigation into certain prebankruptcy transactions involving the [D]ebtor.”

N.	Amendment to LLC Agreement

On the Petition Date, Brook Taube and Seth Taube, who collectively owned the majority of MDLY, were serving as officers of MDLY and the Debtor. Recognizing that their continued involvement threatened the ability of the Debtor to successfully reorganize, Brook Taube and Seth Taube both resigned their respective positions with the Debtor, effective May 3, 2021.

Further, on the Petition Date, the Debtor was represented by Morris James LLP and Lowenstein Sandler LLP as bankruptcy counsel. At the same time that it was representing the Debtor, Lowenstein Sandler, also represented the Debtor’s parent, MDLY, and the subcommittee of the MDLY board of directors tasked with managing the Debtor’s bankruptcy case. Following an objection by the SEC to the proposed retention of Lowenstein Sandler, the Bankruptcy Court held a hearing to consider the retention application of Lowenstein Sandler.

In connection with the hearing to consider the Lowenstein Application, the Court raised concerns about the Debtor’s corporate governance. Specifically, as of the Petition Date, the Court was concerned because the Debtor did not have a board of members that were independent from those of MDLY. Rather, corporate issues were addressed by a restructuring subcommittee (the “Restructuring Subcommittee”), comprised of three independent board members of MDLY and thereby owed a fiduciary duty to MDLY.

Also, during the hearing, the SEC also raised issues about the Debtor’s decision-making process based upon the overlap among the members of the respective boards of MDLY and the Debtor. While the Debtor believes that its corporate governance on the Petition Date was appropriate, the Debtor recognized the concern of the Court and the SEC with respect to having a completely independent fiduciary acting in the benefit of the Debtor. Accordingly, shortly after the May 18, 2021 hearing, the Debtor contacted Corporation Service Company to retain Michelle Dreyer as the independent manager of the Debtor.

On and effective as of June 1, 2021, the Debtor entered into its Fifth Amended and Restated Limited Liability Company Agreement, by and among Ms. Dreyer as the independent Manager. As provided in Section 3.01 of the Fifth Amended and Restated Limited Liability Company Agreement, among other things, it was agreed that:

(a) The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the [independent] Manager, which may from time to time delegate authority to Officers or to others to act on behalf of the Company.

(b) Without limiting the foregoing provisions of this Section 3.01, the [independent] Manager shall have the general power to manage or cause the management of the Company (which may be delegated to Offices of the Company), including, without limitation, to do all such acts as shall be authorized in this Agreement.

On June 16, 2021, the Debtor filed a motion to authorize the retention and compensation of Corporation Service Company in connection with appointment of Debtor’s independent manager, nunc pro tunc to June 1, 2021 [Docket No. 206] (the “Independent Manager Motion”). On July 2, 2021, the Court approved the Independent Manager Motion [Docket No. 237].

Since June 1, 2021, Ms. Dreyer has served as the independent Manager of the Debtor, and has been making the business decisions for the Debtor and its estate, including the terms of this Combined Disclosure Statement and Plan.

ARTICLE III.

CONFIRMATION PROCEDURES

A.	Confirmation Procedures

On August __, 2021, the Court entered the Solicitation Procedures Order [Docket No. __]. Among other things, the Solicitation Procedures Order, approved the adequacy of the disclosures in the Combined Disclosure Statement and Plan on an interim basis and set certain deadlines for the solicitation of the Plan, voting on the Combined Disclosure Statement and Plan, filing objections to the Combined Disclosure Statement and Plan and a hearing to consider approval of the Combined Disclosure Statement and Plan. The Confirmation Hearing has been scheduled for XXXX, XX, 2021 at xx:xx a.m./p.m. (prevailing eastern time) at the Bankruptcy Court to consider (a) final approval of the Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (b) Confirmation of the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code. The Confirmation Hearing may be adjourned from time to time by the Debtor without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing or by Filing a notice with the Bankruptcy Court.

B.	Procedure for Objections

Any objection to the final approval of the Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and/or Confirmation of the Plan must be made in writing and Filed with the Bankruptcy Court and served on the following parties so as to be actually received on or before XXXX, XX 2021 at xx:xx a.m./p.m. (prevailing eastern time) upon (a) counsel to the Debtor: Jeffrey R. Waxman, Esquire and Eric J. Monzo, Esquire at (jwaxman@morrisjames.com and emonzo@morrisjames.com, respectively) (b) counsel to the Committee, James S. Carr, Esquire (jcarr@kelleydrye.com) and Christopher M. Samis, Esquire (csamis@potteranderson.com).

C.	Requirements for Confirmation

The Bankruptcy Court will confirm the Combined Disclosure Statement and Plan only if it meets all the applicable requirements of section 1129 of the Bankruptcy Code. Among other requirements, the Combined Disclosure Statement and Plan (a) must be accepted by all Impaired Classes of Claims or Interests or, if rejected by an Impaired Class, the Combined Disclosure Statement and Plan must not “discriminate unfairly” against, and be “fair and equitable” with respect to, such Class; and (b) must be feasible. The Bankruptcy Court must also find that: (i) the Combined Disclosure Statement and Plan has classified Claims and Interests in a permissible manner; (ii) the Combined Disclosure Statement and Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code; and (iii) the Combined Disclosure Statement and Plan has been proposed in good faith.

D.	Classification of Claims and Equity Interests

Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor’s creditors and equity interest holders. In accordance with section 1123 of the Bankruptcy Code, the Combined Disclosure Statement and Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than those claims which pursuant to section 1123(a)(1) of the Bankruptcy Code need not be and have not been classified). The Debtor is required, under section 1122 of the Bankruptcy Code, to classify Claims and Interests into Classes that contain Claims or Interests that are substantially similar to the other Claims or Interests in such Class.

The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the claim holder or interest holder agrees to a less favorable treatment of its claim or interest. The Debtor believes that the Combined Disclosure Statement and Plan complies with such standard. If the Bankruptcy Court finds otherwise, however, it could deny Confirmation of the Combined Disclosure Statement and Plan if the Holders of Claims or Interests affected do not consent to the treatment afforded them under the Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving Distributions pursuant to the Combined Disclosure Statement and Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date. The Debtor believes that the Combined Disclosure Statement and Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code and applicable case law. It is possible that a Holder of a Claim or Interest may challenge the Debtor’s classification of Claims or Interests and that the Bankruptcy Court may find that a different classification is required for the Combined Disclosure Statement and Plan to be confirmed. Any such reclassification could adversely affect Holders of Claims by changing the composition of one or more Classes and the vote required of such Class or Classes for approval of the Combined Disclosure Statement and Plan.

EXCEPT AS SET FORTH IN THE COMBINED DISCLOSURE STATEMENT AND PLAN, UNLESS SUCH MODIFICATION OF CLASSIFICATION MATERIALLY ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM AND REQUIRES RE-SOLICITATION, ACCEPTANCE OF THE COMBINED DISCLOSURE STATEMENT AND PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE COMBINED DISCLOSURE STATEMENT AND PLAN’S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER ULTIMATELY IS DEEMED TO BE A MEMBER.

The amount of any Impaired Claim that ultimately is Allowed by the Bankruptcy Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims that are ultimately Allowed by the Bankruptcy Court with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the actual recovery ultimately received by a particular Holder of an Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims Allowed in the applicable Class. Additionally, any changes to any of the assumptions underlying the estimated Allowed amounts could result in material adjustments to recovery estimates provided herein and/or the actual Distribution received by Creditors. The projected recoveries are based on information available to the Debtor as of the date hereof and reflect the Debtor’s views as of the date hereof only.

The classification of Claims and Interests and the nature of Distributions to members of each Class are summarized herein. The Debtor believes that the consideration, if any, provided under the Combined Disclosure Statement and Plan to Holders of Claims reflects an appropriate resolution of their Claims taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Combined Disclosure Statement and Plan. Many of these tests are designed to protect the interests of Holders of Claims or Interests who are not entitled to vote on the Combined Disclosure Statement and Plan, or do not vote to accept the Combined Disclosure Statement and Plan, but who will be bound by the provisions of the Combined Disclosure Statement and Plan if it is confirmed by the Bankruptcy Court.

E.	Impaired Claims or Equity Interests

Pursuant to the provisions of the Bankruptcy Code, only classes of claims or interests that are “impaired” (as defined in section 1124 of the Bankruptcy Code) under a plan may vote to accept or reject such plan. Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable or contractual rights are changed under such plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interests, such impaired class is deemed to have rejected such plan under section 1126(g) of the Bankruptcy Code and, therefore, such holders are not entitled to vote on such plan.

Under the Combined Disclosure Statement and Plan, Holders of Claims in Classes 1 and 2 are Unimpaired and, therefore, not entitled to vote on the Combined Disclosure Statement and Plan and are deemed to accept the Combined Disclosure Statement and Plan. Further, only Holders of Claims and interests in Classes 3, 4, and 6 are Impaired and are entitled to vote on the Combined Disclosure Statement and Plan. Under the Combined Disclosure Statement and Plan, Holders of Claims in Class 5 are Impaired and will not receive or retain any property under the Plan on account of such Interests and, therefore, are not entitled to vote on the Combined Disclosure Statement and Plan and are deemed to reject the Combined Disclosure Statement and Plan.

ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN IS BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASS 3 (NOTEHOLDER CLAIMS) CLASS 4 (GENERAL UNSECURED CLAIM), AND CLASS 6 (HOLDERS OF INTERESTS).

F.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the debtors or any successor to the debtors (unless such liquidation or reorganization is proposed in the Combined Disclosure Statement and Plan). Inasmuch as the Debtor’s Assets have principally been liquidated and the Combined Disclosure Statement and Plan provides for the distribution of the Cash proceeds, if any, of the Debtor’s Assets to Holders of Claims that are Allowed as of the Effective Date in accordance with the Plan, for purposes of this test, the Debtor has analyzed the ability of the Liquidating Trustee to meet its obligations under the Combined Disclosure Statement and Plan. Based on the Debtor’s analysis, the Liquidating Trustee will have sufficient assets to accomplish their respective tasks under the Combined Disclosure Statement and Plan. Therefore, the Debtor believes that the liquidation or reorganization pursuant to the Combined Disclosure Statement and Plan will meet the feasibility requirements of the Bankruptcy Code.

G.	Best Interests Test and Liquidation Analysis

Even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires a court to determine that such plan is in the best interests of all holders of claims or interests that are impaired by that plan and that have not accepted the plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code. To calculate the probable distribution to holders of each impaired class of claims and interests if the debtor was liquidated under chapter 7, a court must first determine the aggregate dollar amount that would be generated from a debtor’s assets if its chapter 11 cases were converted to chapter 7 cases under the Bankruptcy Code. To determine if a plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the debtor’s unencumbered assets and properties, after subtracting the amounts attributable to the costs, expenses and administrative claims associated with a chapter 7 liquidation, must be compared with the value offered to such impaired classes under the plan. If the hypothetical liquidation distribution to holders of claims or interests in any impaired class is greater than the distributions to be received by such parties under the plan, then such plan is not in the best interests of the holders of claims or interests in such impaired class. See Liquidation Analysis attached as Exhibit A to this Combined Disclosure Statement and Plan.

The Debtor believes that in a chapter 7 liquidation, there would be additional costs and expenses that the Estate would incur as a result of liquidating the Estate in chapter 7.

The costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a Chapter 7 trustee, as well as the costs of counsel and other professionals retained by the trustee. More significantly, if this case were converted to Chapter 7, it is likely that the Debtor would lose all of the value to be received from the Remaining Company Contracts.

Accordingly, the Debtor believes that Holders of Allowed Claims would receive less than anticipated under the Combined Disclosure Statement and Plan if the Chapter 11 Case was converted to a chapter 7 case, and therefore, the classification and treatment of Claims and Interests in the Plan complies with section 1129(a)(7) of the Bankruptcy Code.

H.	Confirmation Without Necessary Acceptances; Cramdown

In the event that any impaired class of claims or interests does not accept a plan, a debtor nevertheless may move for confirmation of the plan. A plan may be confirmed, even if it is not accepted by all impaired classes, if the plan has been accepted by at least one impaired class of claims, and the plan meets the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code requires that a court find that a plan “does not discriminate unfairly” and (b) is “fair and equitable,” with respect to each non-accepting impaired class of claims or interests. Here, because Holders of Claims and Interests in Classes 7, 8, 9, and 10 are deemed to reject the Combined Disclosure Statement and Plan, the Debtor will seek Confirmation of the Combined Disclosure Statement and Plan from the Bankruptcy Court by satisfying the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. The Debtor believes that such requirements are satisfied, as no Holder of a Claim or Interest junior to those in Classes 5 and 6, respectively, will receive or retain any property under the Combined Disclosure Statement and Plan.

A plan does not “discriminate unfairly” if (a) the legal rights of a non-accepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are similar to those of the non-accepting class and (b) no class receives payments in excess of that which it is legally entitled to receive for its claims or interests. The Debtor believes that, under the Combined Disclosure Statement and Plan, all Impaired Classes of Claims or Interests are treated in a manner that is consistent with the treatment of other Classes of Claims or Interests that are similarly situated, if any, and no Class of Claims or Interests will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims or Allowed Interests in such Class. Accordingly, the Debtor believes that the Combined Disclosure Statement and Plan does not discriminate unfairly as to any Impaired Class of Claims or Interests.

The Bankruptcy Code provides a nonexclusive definition of the phrase “fair and equitable.” In order to determine whether a plan is “fair and equitable,” the Bankruptcy Code establishes “cram down” tests for secured creditors, unsecured creditors and equity holders, as follows:

(a) Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

(b) Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

(c) Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan. As discussed above, the Debtor believe that the Distributions provided under the Combined Disclosure Statement and Plan satisfy the absolute priority rule, where required.

I.	Acceptance of the Plan

The rules and procedures governing eligibility to vote on the Combined Disclosure Statement and Plan, solicitation of votes, and submission of ballots are set forth in the Solicitation Procedures Order. In order for the Plan to be accepted by an Impaired Class of Claims, a majority in number and two-thirds in dollar amount of the Claims voting in such Class must vote to accept the Combined Disclosure Statement and Plan. At least one Voting Class, excluding the votes of Insiders, must actually vote to accept the Combined Disclosure Statement and Plan.

IF YOU ARE ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE BALLOT YOU RECEIVE. PLEASE BE SURE TO COMPLETE THE BALLOT PROPERLY AND LEGIBLY AND TO IDENTIFY THE EXACT AMOUNT OF YOUR CLAIM AND THE NAME OF THE HOLDER. IF YOU ARE A HOLDER OF A CLAIM ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN AND YOU DID NOT RECEIVE A BALLOT, YOU RECEIVED A DAMAGED BALLOT OR YOU LOST YOUR BALLOT OR IF YOU HAVE ANY QUESTIONS CONCERNING THE COMBINED DISCLOSURE STATEMENT AND PLAN OR PROCEDURES FOR VOTING ON THE PLAN, PLEASE CONTACT THE DEBTOR’S COUNSEL.

ARTICLE IV.
ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article IV hereof.

A.	Administrative Claims.

Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Liquidating Trustee, each holder of an Allowed Administrative Claim (other than holders of Professional Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtor in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the holders of such Allowed Administrative Claim; (4) at such time, and upon such terms, as may be agreed upon by such holder and the Liquidating Trustee, as applicable; or (5) at such time, and upon such terms, as set forth in an order of the Bankruptcy Court.

B.	Professional Claims.

1.	Final Fee Applications and Payment of Professional Claims.

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Liquidating Trustee shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Escrow Account, which the Liquidating Trustee will establish in trust for the Professionals and fund with Cash equal to the Professional Amount on the Effective Date.

2.	Professional Escrow Account.

On or soon after the Effective Date as is reasonably practicable, the Liquidating Trustee shall establish and fund with Cash equal to the Professional Amount, which shall be funded by the Liquidating Trust. The Professional Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estate of the Debtor or the Reorganized Debtor. The amount of Allowed Professional Claims shall be paid in Cash to the Professionals by the Reorganized Debtor from the Professional Escrow Account as soon as reasonably practicable after such Professional Claims are Allowed. When such Allowed Professional Claims have been paid in full, any remaining amount in the Professional Escrow Account shall be assets of the Liquidating Trust available for distribution on account of Allowed Claims as contemplated herein, without any further action or order of the Bankruptcy Court.

3.	Professional Amount.

Professionals shall reasonably estimate their unpaid Professional Claims and other unpaid fees and expenses incurred in rendering services to the Debtor before and as of the Effective Date, and shall deliver such estimate to the Debtor no later than five days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Case. If a Professional does not provide an estimate, the Debtor or Reorganized Debtor, as applicable, may estimate the unpaid and unbilled fees and expenses of such Professional.

4.	Post-Confirmation Fees and Expenses.

Except as otherwise specifically provided for in the Combined Disclosure Statement and Plan, from and after the Confirmation Date, the Liquidating Trustee shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Combined Disclosure Statement and Plan and Consummation incurred by the Debtor. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Liquidating Trustee may employ and pay any Professional in the ordinary course of business without any further notice to, or action, order, or approval of, the Bankruptcy Court.

Additionally, the Reorganized Debtor may have certain fees and expenses for Professionals after the Effective Date. The Reorganized Debtor may retain any such professional, and the any fees and expenses incurred by the Reorganized Debtor after the Effective Date shall be paid by the Liquidating Trust without any further notice to, or action, order, or approval of, the Bankruptcy Court.

C.	Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE V.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests.

Except for the Claims addressed in Article IV hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest fits within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest fits within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Combined Disclosure Statement and Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims and Interests against the Debtor pursuant to the Combined Disclosure Statement and Plan is as follows:

Class	Claims and Interests	Status	Estimated Claim Pool/Projected Recovery
Class 1	Secured Claims	Unimpaired; Not Entitled to Vote (Presumed to Accept)	Approx. $0 Recovery: 100%
Class 2	Priority Non-Tax Claims	Unimpaired; Not Entitled to Vote (Presumed to Accept)	Approx. $1,680.67 Recovery: 100%
Class 3	Notes Claims	Impaired; Entitled to Vote	Approx. $125,506,108.33 Estimated Recovery:
Class 4	General Unsecured Claims	Impaired; Entitled to Vote	Approx. $7.2 million Estimated Recovery:
Class 5	Intercompany Claims	Unimpaired / Impaired; Not Entitled to Vote (Presumed to Accept or Deemed to Reject)	TBD Estimated Recovery: N/A
Class 6	Interests	Impaired; Entitled to Vote (Presumed to Accept)	Recovery: $0

B.	Treatment of Claims and Interests.

Each holder of an Allowed Claim or an Allowed Interest, as applicable, shall receive under the Combined Disclosure Statement and Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for such holder’s Allowed Claim or an Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtor and the holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or an Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1.	Class 1 – Secured Claims

(1)	Classification: Class 1 consists of all Secured Claims.

(2)	Treatment: Each holder of an Allowed Secured Claim shall receive, at the option of the Debtor and in its sole discretion:

(i)	payment in full in Cash of its Allowed Secured Claim;

(ii)	the collateral securing its Allowed Secured Claim;

(iii)	Reinstatement of its Allowed Secured Claim; or

(iv)	such other treatment rendering its Allowed Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(3)	Voting: Class 1 is Unimpaired under the Combined Disclosure Statement and Plan. Holders of Secured Claims are conclusively presumed to have accepted the Combined Disclosure Statement and Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

2.	Class 2 – Other Priority Claims

(1)	Classification: Class 2 consists of all Other Priority Claims.

(2)	Treatment: Each holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

(3)	Voting: Class 2 is Unimpaired under the Combined Disclosure Statement and Plan. Holders of Other Priority Claims are conclusively presumed to have accepted the Combined Disclosure Statement and Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

3.	Class 3 – Notes Claims

(1)	Classification: Class 3 consists of all Notes Claims.

(2)	Allowance: On the Effective Date, the Notes Claims shall be Allowed in full, including accrued and unpaid interest, fees, costs, and expenses plus any and all other amounts owed under Notes Indentures.

(3)	Treatment: Each holder of an Allowed Notes Claim shall receive a pro rata share of the Unsecured Claims Pool.

(4)	Voting: Class 3 is Impaired under the Combined Disclosure Statement and Plan. Holders of Notes Claims are entitled to vote to accept or reject the Plan Combined Disclosure Statement and Plan

4.	Class 4 – General Unsecured Claims

(1)	Classification: Class 4 consists of all General Unsecured Claims.

(2)	Treatment: Each holder of an Allowed General Unsecured Claim shall receive a pro rata share of the Unsecured Claims Pool;

(3)	Voting: Class 4 is Impaired under the Combined Disclosure Statement and Plan. The holders of Class 4 Claims are entitled to vote to accept or reject the Combined Disclosure Statement and Plan. Note that all creditors having an unliquidated Claim as of the Petition Date will be entitled to vote, however for voting purposes, their claims will be $1.

5.	Class 5 – Intercompany Claims

(1)	Classification: Class 6 consists of all Intercompany Claims.

(2)	Treatment: Each Allowed Intercompany Claim shall be canceled, released, and extinguished, and without any distribution, at the Debtor’s election and in its sole discretion.

(3)	Voting: Class 5 is conclusively deemed to have accepted the Combined Disclosure Statement and Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Combined Disclosure Statement and Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 5 is not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

6.	Class 6 – Interests

(1)	Classification: Class 6 consists of all Interests.

(2)	Treatment: Each holder of an Interest shall retain such Interest, except that, as set forth in Section VII.F of the Combined Disclosure Statement and Plan, on the Effective Date, the Debtor shall issue and transfer a 1% membership interest in the Debtor to the Liquidating Trust; provided that any economic rights related to the Interests shall transfer and vest in the Liquidation Trust and be included in the Unsecured Claims Pool. Further, nothing in the Combined Disclosure Statement and Plan shall amend or alter the Fifth Amended and Restated Limited Liability Agreement, which, among other things, provide that the business, property and affairs of the Debtor shall be managed under the sole, absolute and exclusive direction of the Michelle Dreyer as the Debtor’s Independent Manager. Further, Ms. Dreyer’s authority as Independent Manager may not be amended or modified absent an Order of the Court for good cause shown, after notice of no less than twenty-eight (28) days and an opportunity for hearing.

(3)	Voting: Holders of Class 6 Interests are impaired under the Combined Disclosure Statement and Plan by the dilution of a 1% membership interest in the Debtor. The Holders of Class 6 Interests are entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

C.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided for in the Combined Disclosure Statement and Plan, nothing under the Combined Disclosure Statement and Plan shall affect the Debtor’s or the Reorganized Debtor’s, as applicable, rights regarding any Unimpaired Claim, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim.

D.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Combined Disclosure Statement and Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Combined Disclosure Statement and Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Combined Disclosure Statement and Plan, the holders of such Claims or Interests in such Class shall be deemed to have accepted the Combined Disclosure Statement and Plan.

F.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Combined Disclosure Statement and Plan by one or more of the Classes entitled to vote pursuant to Article V of the Combined Disclosure Statement and Plan. The Debtor reserves the right to modify the Combined Disclosure Statement and Plan in accordance with Article XIII.A hereof to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired.

G.	Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

H.	Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Combined Disclosure Statement and Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtor or Reorganized Debtor, as applicable, reserves the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE VI.

CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING

THE COMBINED DISCLOSURE STATEMENT AND PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THE COMBINED DISCLOSURE STATEMENT AND PLAN AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE COMBINED DISCLOSURE STATEMENT AND PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE COMBINED DISCLOSURE STATEMENT AND PLAN AND ITS IMPLEMENTATION.

A.	The Plan May Not Be Accepted.

The Debtor can make no assurances that the requisite acceptances to the Combined Disclosure Statement and Plan will be received, and the Debtor may need to obtain acceptances to an alternative plan of liquidation for the Debtor, or otherwise, that may not have the support of the Creditors and/or may be required to liquidate the Estate under chapter 7 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to Creditors as those proposed in the Combined Disclosure Statement and Plan.

B.	The Plan May Not Be Confirmed.

Even if the Debtor receives the requisite acceptances, there is no assurance that the Bankruptcy Court, which may exercise substantial discretion as a court of equity, will confirm the Plan. Even if the Bankruptcy Court determined that the Combined Disclosure Statement and Plan and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation had not been met. Moreover, there can be no assurance that modifications to the Combined Disclosure Statement and Plan will not be required for Confirmation or that such modifications would not necessitate the resolicitation of votes. If the Plan is not confirmed, it is unclear what distributions Holders of Claims or Interests ultimately would receive with respect to their Claims or Interests in a subsequent plan of liquidation.

C.	Nonconsensual Confirmation.

In the event that any impaired class of claims or interests does not accept a Chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponent’s request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes. The Debtor believes that the Plan satisfies these requirements, and the Debtor intends to request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code, to the extent necessary. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the conclusion that the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to Professional Fee Claims.

D.	Distributions to Holders of Allowed Claims under the Plan May Be Inconsistent with Projections.

Projected Distributions are based upon good faith estimates of the total amount of Claims ultimately Allowed and the funds available for distribution. There can be no assurance that the estimated Claim amounts set forth in the Plan are correct. These estimated amounts are based on certain assumptions with respect to a variety of factors, including the continuation of the Remaining Company Contracts, and the amount of proceeds from any Causes of Action brought by the Liquidating Trust. Additionally, both the actual amount of Allowed Claims in a particular Class and the funds available for distribution to such Class may differ from the Debtor’s estimates. If the total amount of Allowed Claims in a Class is higher than the Debtor’s estimates, or the funds available for distribution to such Class are lower than the Debtor’s estimates, the percentage recovery to Holders of Allowed Claims in such Class will be less than projected.

E.	Objections to Classification of Claims.

Section 1122 of the Bankruptcy Code requires that the Plan classify Claims and Interests. The Bankruptcy Code also provides that the Plan may place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests of such Class. The Debtor believes that all Claims and Interests have been appropriately classified in the Plan. To the extent that the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtor would seek to (i) modify the Plan to provide for whatever classification might be required for Confirmation and (ii) use the acceptances received from any Holder of Claims pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such Holder ultimately is deemed to be a member. Any such reclassification of Claims, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required for approval of the Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan based upon such reclassification. Except to the extent that modification of classification in the Plan requires resolicitation, the Debtor will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Plan by any Holder of Claims pursuant to this solicitation will constitute a consent to the Plan’s treatment of such Holder, regardless of the Class as to which such Holder is ultimately deemed to be a member. The Debtor believes that under the Bankruptcy Rules, it would be required to resolicit votes for or against the Plan only when a modification adversely affects the treatment of the Claim or Interest of any Holder. The Bankruptcy Code also requires that the Plan provide the same treatment for each Claim or Interest of a particular Class unless the Holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Debtor believes that the Plan complies with the requirement of equal treatment. To the extent that the Bankruptcy Court finds that the Plan does not satisfy such requirement, the Bankruptcy Court could deny Confirmation of the Plan. Issues or disputes relating to classification and/or treatment could result in a delay in the Confirmation and Consummation of the Plan and could increase the risk that the Plan will not be consummated.

F.	Failure to Consummate the Plan.

The Plan provides for certain conditions that must be satisfied (or waived) prior to Confirmation and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of the Plan, there can be no assurance that any or all of the conditions in the Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Plan will be confirmed by the Bankruptcy Court. Further, if the Plan is confirmed, there can be no assurance that the Plan will be consummated.

G.	Allowance of Claims May Substantially Dilute the Recovery to Holders of Claims under the Plan.

There can be no assurance that the estimated Claim amounts set forth in the Plan are correct, and the actual Allowed amounts of Claims may differ from the estimates. The estimated amounts are based on certain assumptions with respect to a variety of factors, including with respect to the Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims, and Disputed Secured Claims. Should these underlying assumptions prove incorrect, the actual Allowed amounts of Claims may vary from those estimated herein, thereby materially reducing the recovery to the Holders of Claims under the Plan.

H.	Failure to Identify Litigation Claims or Projected Objections.

No reliance should be placed on the fact that a particular litigation claim or projected Objection to a particular Claim is, or is not, identified in this Combined Disclosure Statement and Plan. The Liquidating Trustee may seek to investigate, file, and prosecute Claims and may object to Claims after Confirmation and Consummation of the Plan, irrespective of whether this Combined Disclosure Statement and Plan identifies such Claims or Objections to Claims.

I.	Certain Tax Considerations.

There are a number of material income tax considerations, risks and uncertainties associated with the plan of liquidation of the Debtor described in this Combined Disclosure Statement and Plan. The Debtor does not offer an opinion as to any federal, state, local or other tax consequences to Holders of Claims and Equity Interests as a result of the confirmation of the Combined Disclosure Statement and Plan.

Under certain circumstances, an individual may be entitled to claim a theft-loss dependent on its individual circumstances. Such losses that arise out of property used in a trade or business or a transaction entered into for profit are deductible in the year in which the loss is sustained and in an amount not to exceed the adjusted tax basis of the property involved. Creditors should consult with their own tax advisors to determine if a theft loss deduction is permissible, as well as the timing, amount, and applicable limitations for any such theft loss deduction.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. NOTHING HEREIN SHALL CONSTITUTE TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

ARTICLE VII.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to section 363 and 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtor, its Estate, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

B.	Restructuring Transactions.

On or before the Effective Date, the Debtor, and after the Effective Date, the Liquidating Trustee, shall enter into, and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions. The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (4) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan.

C.	Liquidating Trustee.

(1) On or after the Effective Date, the Liquidating Trustee shall become and serve as the initial Liquidating Trustee.

(2) Except as otherwise expressly set forth in the Combined Disclosure Statement and Plan, on the Effective Date and in accordance with section 1141 of the Bankruptcy Code, the Debtor’s and the Estate’s respective rights, title, and interest and to all Liquidating Trust Assets shall irrevocably vest in the Liquidation Trust for the purposes of administration by the Liquidating Trustee, of all their; provided, however, that for purposes of this Article VII.C. and in accordance with Article VII.D, the Debtor shall continue to exist after the Effective Date as a separate corporate entity but all property of the Debtor or Reorganized Debtor, as applicable, acquired before, on or after the Effective Date shall vest in the Liquidation Trust. Except as specifically provided in the Plan or the Confirmation Order, the Liquidating Trust Assets shall automatically vest to the Liquidating Trustee free and clear of all Claims, Liens, encumbrances, or interests, and such vesting shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use or similar tax. The Liquidating Trustee shall be the exclusive representative of the Estate appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code regarding all Liquidating Trust Assets.

(3) The Liquidating Trustee shall have the sole authority and right on behalf of the Debtor and its Estate, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including to:

(i)	Perform, or cause the Debtor’s non-Debtor Affiliates to perform, the Remaining Company Contracts or similar document as successor in interest to the Debtor provided that such non-Debtor Affiliates will be reimbursed by the Liquidating Trust or the Reorganized Debtor, as applicable, for the actual costs incurred to perform under the terms of the IMA;

(ii)	Review, reconcile, compromise, settle, or object to all Claims and resolve such objections as set forth in the Plan, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules;

(iii)	Calculate the amount of Distributions to be made to holders of Allowed Administrative Claims, including Professional Fee Claims and 503(b)(9) Claims, Allow Secured Claims, if any, allowed Priority Claims, and Allowed Priority Tax Claims, each in accordance with the Plan, and use Cash to make Distributions in accordance with the Plan where applicable;

(iv)	Retain, compensate, and employ professionals and other Persons to represent the Liquidating Trustee with respect to and in connection with its rights and responsibilities;

(v)	Establish, maintain, and administer all documents and accounts of the Debtor as appropriate, which shall be segregated to the extent appropriate in accordance with the Plan;

(vi)	Maintain, conserve, supervise, prosecute, collect, settle, and protect the Liquidating Trust Assets;

(vii)	Sell, liquidate, transfer, assign, distribute, abandon, or otherwise dispose of the Liquidating Trust Assets or any part thereof or any interest therein upon such terms as the Liquidating Trustee determines to be necessary, appropriate, or desirable in its sole discretion;

(viii)	Invest Cash of the Debtor and the Estate, including any Cash realized from the liquidation of the Liquidating Trust Assets;

(ix)	Pay the expenses of the Liquidating Trustee and the Reorganized Debtor;

(x)	Wind down the remaining affairs of the Debtor and Reorganized Debtor;

(xi)	Prepare and file any and all informational returns, reports, statements, returns, and other documents or disclosures relating to the Debtor or its Estate that are required under the Plan, by any governmental unit, or by applicable law;

(xii)	Take such actions as are necessary or appropriate to close or dismiss the Chapter 11 Case, comply with the Plan, exercise the Liquidating Trustee’s rights, and perform the Liquidating Trustee’s obligations;

(xiii)	Exercise such other powers as deemed by the Liquidating Trustee to be necessary and proper to implement the provisions of the Plan;

(xiv)	Execute any and all documents and instruments necessary to effectuate the provisions of the Plan;

(xv)	Amend the Debtor’s organizational documents (including the Constitutional Documents) and dissolve the Debtor under applicable state law;

(xvi)	To the extent necessary to give full effect to its exclusive administrative rights and duties under the Plan, the Liquidating Trustee shall be deemed to be vested with all rights, powers, privileges, and authorities of (a) a board of directors or an appropriate officer of the Debtor under any applicable non-bankruptcy law and (ii) a “trustee” of the Debtor under sections 704 and 1106 of the Bankruptcy Code;

(xvii)	The Liquidating Trustee shall file any and all tax returns for the Debtor and the Estate, and the Liquidating Trustee;

(xviii)	The Liquidating Trustee shall be responsible for payment of any taxes imposed on the Debtor, the Liquidating Trust Assets, or the Liquidating Trust; and

(xix)	The Liquidating Trustee shall distribute such tax-related notices to the applicable holders of Allowed Claims as the Liquidating Trustee determines are necessary or desirable.

(4) Disbursing Agent. The Liquidating Trustee shall serve as or may select an alternative disbursing agent for all Allowed Claims under the Plan.

(5) Removal of the Liquidating Trustee. The Liquidating Trustee may be removed for cause, as determined by an order of the Bankruptcy Court pursuant to a regularly noticed motion by a party in interest in the Chapter 11 Case.

(6) Resignation of the Liquidating Trustee. The Liquidating Trustee may resign by giving not less than thirty (30) calendar days’ prior notice thereof in a notice filed in the Chapter 11 Case.

(7) Successor Liquidating Trustee. In the event that the Liquidating Trustee is removed or resigns, or if the Liquidating Trustee otherwise vacates the position, a successor shall be nominated by the Liquidating Trustee, effective upon the filing of a notice with the Bankruptcy Court. Any successor Liquidating Trustee appointed hereunder shall execute an instrument accepting such appointment and shall deliver such acceptance to the Bankruptcy Court. Thereupon, such successor Liquidating Trustee shall, without any further act, become vested with all estate’s, properties, rights, powers, trusts, and duties of the predecessor Liquidating Trustee with like effect as if originally named herein; provided, however, that a removed or resigning Liquidating Trustee shall nevertheless, when requested in writing by the successor Liquidating Trustee, execute and deliver any reasonable instrument or instruments conveying and transferring to such successor Liquidating Trustee all the estate’s, properties, rights, powers, trusts, and duties of such removed or resigning Liquidating Trustee.

(8) Termination of the Liquidating Trustee. The Liquidating Trustee’s role as Liquidating Trustee shall be terminated on the date the Liquidating Trustee has either obtained authority from the Bankruptcy Court for the entry of the Final Decree or has been relieved of further duties pursuant to the Plan and the terms of the Liquidating Trustee Agreement.

D.	Corporate Existence.

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, the Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which the Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). After the Effective Date, the certificate of incorporation and bylaws (or other formation documents) of the Debtor may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. After the Effective Date, the Liquidating Trustee may dispose of, dissolve, wind down, or liquidate the Debtor without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, providing as follows:

(1) On the Effective Date or soon as reasonably practicable thereafter, Liquidating Trustee shall be substituted as the Debtor’s Manager (and the SEC or similar governmental agency shall continue to have the right to contest subsequent substitution of the Manager as provided in the 5th Amendment to the Debtor’s LLC Agreement) and one new unit of the Debtor will be issued to the Liquidating Trustee to hold in its capacity as Liquidating Trustee and as the sole interest holder of the Debtor. No other intercompany Equity Interests shall be cancelled pursuant to the Plan, and all intercompany Equity Interests shall be unaffected by the Plan and continue in place following the Effective Date, for the administrative convenience of maintaining the Debtor’s existing corporate structure.

(2) On the Effective Date, the Debtor shall maintain the applicable corporate current form. After the Effective Date, the Liquidating Trustee may decide to (i) maintain the Debtor as a limited liability company, in good standing until such time as all aspects of the Plan pertaining to the Debtor to merger, dissolve, or otherwise terminate the existence of such Debtor and complete the winding down of the Debtor without the necessity for any other or further actions to be taken by or behalf of the dissolving Debtor or any other Person or any payments made in connection therewith.

(3) On and after the Effective Date, pursuant to the Plan, the Liquidating Trustee shall have the right, but not the obligation to wind down, sell, or otherwise liquidate any and all Liquidating Trust Assets.

(4) As of the Effective Date, the certificate of incorporation, bylaws, or articles of organization, as applicable of the Debtor shall be deemed amended to the extent necessary to carry out the provisions of the Plan. The entry of the Confirmation Order shall constitute authorization of the Debtor, the Liquidating Trustee, as applicable, to take or cause to be taken all provisions of, and to consummate, the Plan prior to, on, or after the Effective Date, and such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act, or action under any applicable law, order, rule, or regulation.

E.	Vesting of the Liquidating Trust Assets in the Liquidating Trust.

Except as otherwise provided in the Confirmation Order, the Plan, or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, the Liquidating Trust Assets shall vest in the Liquidating Trust, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, the Liquidating Trustee may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

F.	Retention Plan

By and through the Combined Disclosure Statement and Plan, the Debtor’s interest in proceeds from the Remaining Company Contracts will be assigned to the Liquidating Trust and the Debtor expects that the net proceeds of the Remaining Company Contracts will provide a significant recovery to Allowed Claims. Specifically, and as more fully set in the liquidation analysis attached hereto as Exhibit A, the Debtor expects that expects that, for the period ending ending March 31, 2022, the Remaining Company Contracts will generate approximately $1,725,000 of profit, which will be upstreamed to the Debtor. Such revenue is,, subject to the continuation of the Remaining Company Contracts, the most financially significant of which is an investment advisory agreement between Sierra and SIC Advisors LLC, which the Debtor expects to continue through at least December 31, 2021, subject to further extension.13 As of July 6, 2021, the Debtor’s subsidiaries are also currently holding approximately $3,741,806 on account of the Remaining Company Contracts, which they are entitled to upstream to the Debtor upon completion of the Remaining Company Contracts. Absent continuation, of the Remaining Company Contracts, the Debtor expects that the clients will seek the return of some or all of those funds. The Debtor therefore expects that the net proceeds of the Remaining Company Contracts will provide a significant recovery for Allowed Claims.

[13]	The Debtor anticipates that Sierra’s contract will terminate on December 31, 2021, subject to further extensions to permit Sierra Income Corporation to extend the termination date until February 28, 2022. As set forth in the Sierra IMA and required by the SEC of all IMAs of this type, the agreement may be terminated at any time, without the payment of any penalty: (i) by Sierra upon 60 days’ prior written notice to SIC: (A) upon the vote of a majority of the outstanding voting securities of Sierra (as defined in Section 2(a)(42) of the 1940 Act) or (B) by the vote of Sierra’s Independent Directors; or (ii) by SIC upon not less than 120 days’ prior written notice to the Sierra. Further, the Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of construing Section 15(a)(4) of the 1940 Act).

In order to achieve the estimated revenue and gross profit numbers set forth herein, it is necessary that Medley Capital continue as a going concern, rather than immediately liquidate. Medley Capital employs all of the Company’s employees (the Debtor has no employees). Medley Capital also incurs substantially all of the costs to operate the enterprise and provides substantially all of the services to the clients, both advisory and administrative, required under the IMAs. Pursuant to various contracts with the Advisors and Sierra, Medley Capital is to be reimbursed for all costs associated with the provision of advisory and administrative services before the remaining contractual fees are distributed to the Debtor. Medley Capital must retain its employees and continue operations to service the Remaining Company Contracts and ultimately generate revenues and net profits for the benefit of the Debtor’s estate. Accordingly, the Debtor is incorporating the Retention Plan into the Combined Disclosure Statement and Plan.14

The most significant of those Remaining Company Contracts is with Sierra. On May 27, 2021, Sierra publicly announced that it was exploring its strategic alternatives. Based on that announcement, the Debtor and Medley Capital have estimated that the contract will terminate at the end of 2021 or early 2022. Notwithstanding that impending transition, Sierra needs to insure that Medley Capital and SIC Advisors continue to honor their contractual obligations until Sierra completes its strategic review and transitions to a new manager. Accordingly, Medley Capital, the Debtor and a special committee of independent board members of Sierra have reached a tentative agreement pursuant to which Sierra will provide financial support to partially fund the Retention Plan . A copy of the agreement between Medley Capital, the Debtor and Sierra is attached hereto as Exhibit D.15

[14]	Medley Capital’s employees are employees of a non-Debtor entity and as such, the Retention Plan does not require approval as part of this Combined Disclosure Statement and Plan. Nevertheless, the Debtor is seeking approval herein because the ultimate recoveries anticipated in this Chapter 11 Case (excluding the Causes of Action) are almost entirely dependent on the continued employment of those employees covered by the Retention Plan and such approval will provide those employees certainty that they will be receiving industry standard compensation to remain at Medley Capital until the Remaining Company Contracts are complete.
[15]	Due to issues of confidentiality, the Debtor will provide a copy of the names and titles of the Retention Plan recipients and amounts to be paid under the Retention Plan to counsel for the Creditors Committee and the United States Trustee.

By the terms of the agreement, the Company will implement the Retention Plan for the benefit of Medley Capital employees totaling up to $5,876,500, of which $2,100,000 will be funded by Sierra. Notably, this contribution from Sierra is in addition to the amount that Sierra would remit payment to SIC Advisors under its investment advisory agreement. The balance will be paid by the Company. By the tentative agreement with the special committee of independent board members of Sierra, employees who are subject to the Retention Plan will receive 33.3% of the amount of their retention compensation on the earlier of September 30, 2021 or the first day after the Effective Date, with another 33.3% to be paid on December 31, 2021, and the remaining 33.4% to be paid at the completion of the investment advisory agreement with Sierra. In the event that the investment advisory agreement between Sierra and SIC Advisors is terminated on or prior to December 31, 2021, the employees who are the subject of the retention plan that are still employed at Medley Capital will receive the remaining amount due (i.e., up to 66.7%) under the Retention Plan on or before December 31, 2021.

Only employees who are either (i) employed by Medley Capital at the completion of the investment advisory agreement with Sierra, or (ii) terminated by Medley Capital prior to the completion of the investment advisory agreement with Sierra for a reason other than “for cause” are entitled to receive payments under the retention plan. In the event that an employee voluntarily leaves or is terminated by the Company for cause, retention compensation paid to any employee shall be required to be repaid at 75% of the immediately preceding retention payment.

Further, in the event that an employee voluntarily leaves or is terminated for cause, the employee shall not receive any further retention compensation and Medley Capital, after consultation with the Reorganized Debtor and Sierra shall reallocate to other employees as much as 75% of the amounts (including any amounts to be repaid by the employee to Medley Capital) that would have been received by the departing/terminated employee. The remaining amount shall be split between the Company and Sierra.

G.	Corporate Action.

No Interests shall be cancelled pursuant to the Plan, and consistent with the treatment of Interests as set forth in Article V.F.7 of the Plan, on the Effective Date or as soon thereafter as is reasonably practicable, the Debtor shall issue and transfer a 1% membership interest in the Debtor to the Liquidating Trust solely for the purpose of conferring standing upon the Liquidating Trust to institute Causes of Action on behalf of the Debtor and its estate pursuant to the provisions of the LLC Act. For the avoidance of doubt, the 1% Intercompany Interest transferred to the Liquidating Trust pursuant to this Plan shall not confer any voting or other rights to the Liquidating Trust or the Liquidating Trust other than for the purpose of conferring exclusive derivative standing upon the Liquidating Trust as described herein.

Nothing in the Plan shall amend or alter the Fifth Amended and Restated Limited Liability Agreement, which, among other things, provide that the business, property and affairs of the Debtor shall be managed under the sole, absolute and exclusive direction of the Michelle Dreyer as the Debtor’s Independent Manager. Further, Ms. Dreyer’s authority as Independent Manager may not be amended or modified absent an Order of the Court for good cause shown, after notice of no less than twenty-eight (28) days and an opportunity for hearing.

H.	Organizational Documents.

On or immediately prior to the Effective Date, the Organizational Documents, including the Fifth Amended and Restated Limited Liability Agreement, shall be automatically adopted by the Liquidating Trustee. To the extent required under the Plan or applicable non-bankruptcy law, the Liquidating Trustee on behalf of the Debtor, will file Organizational Documents with the applicable Secretary of State and/or other applicable authorities in its respective state or country of organization if and to the extent required in accordance with the applicable laws of the respective state or country of organization. The Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Liquidating Trustee may amend and restate its respective Organizational Documents in accordance with the terms thereof, and the Liquidating Trustee may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the Organizational Documents.

I.	Indemnification Obligations.

All indemnification provisions currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) as of the Petition Date for the current and former directors, officers, managers, employees, and agents of the Debtor and shall, to the fullest extent permitted by applicable law, be reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtor than the indemnification provisions in place prior to the Effective Date.

J.	Effectuating Documents; Further Transactions.

On and after the Effective Date, the Liquidating Trustee, and its respective agents (as applicable), are authorized to, and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan on behalf of the Debtor or the Estate, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

K.	MDLY Tax Refund

Throughout this Chapter 11 Case, the Debtor or certain non-Debtor Affiliates, have made ordinary course capital contributions to MDLY, in order to fund premiums on certain insurance policies, taxes and corporate governance expenses, among other things. In order to reimburse the Debtor or the non-Debtor Affiliates that made the intercompany transfers, MDLY will transfer the MDLY Tax Return to the Debtor upon receipt. MDLY expects to receive the MDLY Tax Return in 2021. In accordance with Article VII.D., the MDLY Tax Return will be used in the first instance to fund on-going operating expenses at Medley Capital.

L.	Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from the Debtor to the Liquidating Trustee or to any other Person or Entity) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtor; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

M.	Director and Officer Liability Insurance.

Notwithstanding anything in the Plan to the contrary, the Liquidating Trustee shall be deemed to have assumed all of the D&O Liability Insurance Policies covering the Debtor pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtor’s foregoing assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtor under the Plan as to which no Proof of Claim need be filed.

In addition, after the Effective Date, the Liquidating Trustee shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect on or after the Petition Date, with respect to conduct occurring prior thereto, and all members, directors and officers of the Debtor who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date.

N.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trustee shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtor, whether arising before or after the Petition Date, and the Liquidating Trustee’s rights to commence, prosecute, or settle such Causes of Action. Notwithstanding the foregoing, the Liquidating Trustee may pursue any Causes of Action on behalf of the Debtor and the Estate, either on behalf and in the name of the Liquidating Trust or on the Reorganized Debtor.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtor or Liquidating Trustee, as applicable, will not pursue any and all available Causes of Action of the Debtor against it. The Debtor and the Liquidating Trustee expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action of the Debtor against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Debtor and Liquidating Trustee expressly preserves all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation of the Plan.

The Liquidating Trustee reserves and shall retain such Causes of Action of the Debtor notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Case or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that the Debtor may hold against any Entity shall vest in the Liquidating Trustee, except as otherwise expressly provided in the Plan. The Liquidating Trustee, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Liquidating Trustee shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE VIII.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise expressly provided elsewhere herein, all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that are: (1) identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtor pursuant to a Final Order; (4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan or the Rejected Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the Liquidating Trustee in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date, but may be withdrawn, settled, or otherwise prosecuted by the Liquidating Trustee.

To the maximum extent permitted by law, and to the extent any provision in any Executory Contract or Unexpired Lease assumed, or assumed and assigned pursuant to the Plan, restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease, or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtor or the Liquidating Trustee, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contracts and Unexpired Leases Schedule at any time up to forty-five (45) days after the Effective Date.

Notwithstanding the foregoing, and consistent with the Investment Advisers Act of 1940, nothing in the Plan shall affect or modify any investor advisory contract, or cause the Debtor, Reorganized Debtor, or Liquidating Trustee to be party to, an investor advisory contract to which any of the non-debtor Affiliates are a party.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (2) the effective date of such rejection, or (3) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtor or the Liquidating Trustee, the Estate, or their property, as applicable, without the need for any objection by the Debtor or the Liquidating Trustee, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtor’s Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article V.B.5 of this Plan.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

No later than seven (7) calendar days before the Confirmation Hearing, the Debtor shall provide notices of proposed Cure amounts to the counterparties to the assumed Executory Contracts or Unexpired Leases, which shall include a description of the procedures for objecting to the proposed Cure amounts or the Liquidating Trustee’s ability to provide “adequate assurance of future performance thereunder” (within the meaning of section 365 of the Bankruptcy Code). Unless otherwise agreed in writing by the parties in the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount must be Filed, served, and actually received by the counsel to the Debtor no later than the date and time specified in the notice. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount will be deemed to have assented to such assumption or Cure amount.

Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the amounts paid or proposed to be paid by the Debtor or the Liquidating Trustee, as applicable, to a counterparty must be Filed with the Bankruptcy Court on or before fourteen (14) days after the Debtor provide such counterparty with a notice of the proposed Cure amount with respect to the applicable Executory Contract or Unexpired Lease. Any such request that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against the Liquidating Trustee, without the need for any objection by the Liquidating Trustee or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtor or the Liquidating Trustee, as applicable, of the Cure; provided that nothing herein shall prevent the Plain Administrator from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure amount. The Debtor or the Liquidating Trustee also may settle any Cure without any further notice to, or action, order, or approval of, the Bankruptcy Court.

The Debtor or the Liquidating Trustee, as applicable, shall pay the Cure amounts, if any, on the Effective Date, or as soon as reasonably practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree. If there is any dispute regarding any Cure, the ability of the Debtor, the Liquidating Trustee, or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the applicable Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtor or the Liquidating Trustee, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Case, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (2) the effective date of such assumption, or (3) the Effective Date without the need for any objection thereto, or any further notice to, or action, order, or approval of the Bankruptcy Court.

D.	Preexisting Obligations to the Debtor Under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtor or Affiliate, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtor and as applicable, the Liquidating Trustee expressly reserves, and does not waive, any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtor pursuant to rejected Executory Contracts or Unexpired Leases.

E.	Insurance Policies.

Each of the Debtor’s insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtor shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Liquidating Trustee.

F.	Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtor or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtor or the Liquidating Trustee, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease.

G.	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

H.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by the Debtor, including any Executory Contracts and Unexpired Leases assumed by the Debtor, will be performed by the Debtor or the Liquidating Trustee, as applicable, in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE IX.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions on Account of Claims Allowed as of the Effective Date.

Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtor or the Liquidating Trustee, as applicable, and the holder of the applicable Allowed Claim on the first Distribution Date, the Liquidating Trustee shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date, subject to the Liquidating Trustee’s right to object to Claims; provided that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case, or assumed by the Debtor prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, (2) Allowed Priority Tax Claims shall be paid in accordance with Article IV.C of the Plan, and (3) Allowed Unsecured Claims shall be paid in accordance with Article V.B of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtor and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business.

B.	Disbursing Agent.

All distributions under the Plan shall be made by the Liquidating Trustee and/or the Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne entirely by the Estate administered by the Liquidating Trustee.

C.	Rights and Powers of Disbursing Agent.

1.	Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effectuate all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Reorganized Debtor, the Liquidating Trustee, or the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) shall be paid by the Liquidating Trustee.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.	Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.	Delivery of Distributions in General.

Except as otherwise provided herein, and at the direction of the Liquidating Trustee, the Disbursing Agent may make interim distributions to holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such holder as indicated in the Debtor’s records as of the date of any such distribution.

3.	Establishment of Reserves.

Prior to any Interim Distribution the Liquidating Trustee shall establish and maintain a Reserve for disputed Claims sufficient to remit a pro rata distribution in the event that the disputed claim(s) is/are Allowed, and the Reserve for each such Disputed Claim shall be distributed to the Holder of such Claim to the extent such Claim is Allowed.

4.	Minimum Distributions.

If any interim distribution under the Plan to the Holder of an Allowed Claim would be less than $20.00, the Liquidating Trustee may withhold such distribution until a final distribution is made to such Holder. If any final distribution under the Plan to the Holder of an Allowed Claim would be less than $10.00, the Liquidating Trustee may cancel such distribution. Any unclaimed distributions pursuant to this Section shall be treated as unclaimed property under Article IX.D.4.

5.	Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any holder of an Allowed Claim or an Allowed Interest (as applicable) is returned as undeliverable, no distribution to such holder shall be made unless, and until, the Disbursing Agent has determined that the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of 90 days from the original issuance of such distribution. After such date, all unclaimed property or interests in property shall revert to the Liquidating Trustee automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred.

After final Distributions have been made in accordance with the terms of the Plan and after payment of all Liquidating Trust Expenses, if the Liquidating Trustee has remaining assets on hand in an amount of less than $5,000, the Liquidating Trustee may donate such funds to Delaware Pro Se Bankruptcy Foundation.

6.	Surrender of Canceled Instruments or Securities.

On the Effective Date, or as soon as reasonably practicable thereafter, each holder of a certificate or instrument evidencing a Claim, but not an Interest, shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtor, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the holder of a Claim, which shall continue in effect for purposes of allowing holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. For the avoidance of doubt, this section shall not affect the Promissory Note.

E.	Manner of Payment.

1. All distributions of Cash to the holders of the applicable Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the Debtor or the Liquidating Trustee, as applicable.

2. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check, wire transfer, or as otherwise required or provided in applicable agreements.

F.	Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the Debtor, Liquidating Trustee, Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtor and the Liquidating Trustee reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances. Failure by any holder of an Allowed Claim to provide the Debtor or Liquidating Trustee, as applicable, any requested documentation for tax purposes, including, but not limited to, W-9 forms, upon no less than sixty (60) days’ notice by the Debtor or the Liquidating Trustee, as applicable, shall result in the discharge of such Allowed Claim, which shall be forever barred without further order of the Bankruptcy Court.

G.	Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

H.	No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on account of any prepetition Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim.

I.	Foreign Currency Exchange Rate.

Except as otherwise provided in a Bankruptcy Court Final Order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

J.	Setoffs and Recoupment.

Except as expressly provided in this Plan, the Liquidating Trustee may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that the Debtor may hold against the holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the Liquidating Trustee and the holder of the Allowed Claim, or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidating Trustee or its successor of any and all claims, rights, and Causes of Action that the Liquidating Trustee or its successor may possess against the applicable holder. In no event shall any holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Debtor or the Liquidating Trustee, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtor on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

K.	Claims Paid or Payable by Third Parties.

1.	Claims Paid by Third Parties.

The Debtor or the Liquidating Trustee, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtor or the Liquidating Trustee. Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim, and receives payment from a party that is not the Debtor or the Liquidating Trustee on account of such Claim, such holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Liquidating Trustee, to the extent the holder’s total recovery on account of such Claim from the third party, and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such holder to timely repay or return such distribution shall result in the holder owing the Debtor, its Estate or Liquidating Trustee annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14) day grace period specified above, until the amount is repaid.

2.	Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full or in part, a Claim (if and to the extent adjudicated to a Final Order by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute, or be deemed a waiver of any Cause of Action, that the Debtor or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute, or be deemed a waiver by, such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE X.
PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Disputed Claims Process.

There is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of the Plan, other than scheduled claims that are not contingent, unliquidated or disputed. On and after the Effective Date, except as otherwise provided in this Plan, all Allowed Claims shall be satisfied in the ordinary course of business of the Debtor or Liquidating Trustee. The Debtor and the Liquidating Trustee, as applicable, shall have the exclusive authority to (i) determine, without the need for notice to, or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed, and (ii) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under this Plan. If the Debtor or the Liquidating Trustee, as applicable, dispute any Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Case had not been commenced and shall survive the Effective Date as if the Chapter 11 Case had not been commenced; provided that the Debtor or the Liquidating Trustee may elect, at their sole option, to object to any Claim (other than Claims expressly Allowed by this Plan) and to have the validity ,or amount of, any Claim adjudicated by the Bankruptcy Court; provided further that holders of Claims may elect to resolve the validity or amount of any Claim in the Bankruptcy Court. If a holder makes such an election, the Bankruptcy Court shall apply the law that would have governed the dispute if the Chapter 11 Case had not been filed. All Proofs of Claim Filed in the Chapter 11 Case shall be considered objected to and Disputed without further action by the Debtor. Except as otherwise provided herein, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against the Debtor, without the need for any objection by the Debtor or Liquidating Trustee or any further notice to or action, order, or approval of the Bankruptcy Court.

B.	Allowance of Claims.

After the Effective Date, the Liquidating Trustee shall have and retain any and all rights and defenses the Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Liquidating Trustee may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

C.	Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Liquidating Trustee shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to, or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to, or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, the Liquidating Trustee shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article VII.N of the Plan.

D.	Adjustment to Claims or Interests without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Debtor or the Liquidating Trustee, as applicable, without the Debtor or Liquidating Trustee having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Disallowance of Claims or Interests.

All Claims and Interests of any Entity from which property is sought by the Debtor under sections 542, 543, 550, or 553 of the Bankruptcy Code, or that the Debtor or Liquidating Trustee allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtor or the Liquidating Trustee, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

F.	No Distributions Pending Allowance.

Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount.

G.	Distributions After Allowance.

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall only be made to the holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. On or as soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

H.	No Interest.

Unless otherwise specifically provided for herein, or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue, or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

ARTICLE XI.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided for in the Plan, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Liquidating Trustee), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests, from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtor or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtor prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed, or deemed Filed, pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims (other than the Reinstated Claims) and Interests subject to the occurrence of the Effective Date, except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan.

B.	Release of Liens.

Except as otherwise provided in Plan, the Confirmation Order, or in any contract, instrument, release, or other agreement or document created, or entered into, pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Secured Claims that the Debtor elects to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtor, Liquidating Trustee and its successors and assigns. Any holder of such Secured Claim (and the applicable agents for such holder) shall be authorized and directed, to release any collateral or other property of the Debtor (including any cash collateral and possessory collateral), held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Debtor or the Liquidating Trustee to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or the agent for such holder) shall take any and all steps requested by the Debtor or the Liquidating Trustee, as applicable, that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Liquidating Trustee shall be entitled to make any such filings or recordings on such holder’s behalf.

C.	Exculpation.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have, or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, related prepetition transactions, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct or actual fraud. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above do not exculpate any post-Effective Date obligations of any party or entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

D.	Injunction.

Except as otherwise expressly provided in the Plan, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Liquidating Trustee, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of, or in connection with, or with respect to, any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of, or in connection with, or with respect to, any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estate of such Entities on account of, or in connection with, or with respect to, any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of, or in connection with, or with respect to, any such claims or interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with, or with respect to, any such claims or interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any post-Effective Date obligations of any party or entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

E.	Release of Sierra

As of the Effective Date, for good and valuable consideration, including the contributions of Sierra in facilitating the administration of the Chapter 11 Case, its contribution to the Retention Plan and other actions contemplated by the Plan and the other contracts, instruments, releases, agreements or documents executed and delivered in connection with the Plan, Sierra is forever released and discharged by the Debtor and the Estate from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtor or the Estate, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, the Estate or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other entity, based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Plan, the Disclosure Statement, or related agreements, instruments or other documents, including any rights or remedies under section 506 of the Bankruptcy Code, other than Claims or liabilities to the extent arising out of or relating to any act or omission by Sierra that constitutes gross negligence, actual fraud or willful misconduct, as determined by a Final Order.

F.	Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Debtor or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Debtor, or another Entity with whom the Debtor has been associated, solely because the Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Case (or during the Chapter 11 Case, but before the Debtor are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Case.

G.	Document Retention.

On and after the Effective Date, the Debtor may maintain documents in accordance with its standard document retention policy, as may be altered, amended, modified, or supplemented by the Debtor.

H.	Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent, or (2) the relevant holder of such Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

ARTICLE XII.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article XII.B hereof:

a.	the Bankruptcy Court shall have entered the Confirmation Order which shall:

i.	authorize the Debtor to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

ii.	authorize the funding of the Retention Plan, as set forth in Article VII.F herein;

iii.	decree that the provisions in the Confirmation Order and the Plan are nonseverable and mutually dependent;

iv.	authorize the Debtor and Liquidating Trustee, as applicable/necessary, to: (a) implement the Restructuring Transactions; (b) make all other distributions and issuances as required under the Plan, including cash; and (c) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement;

v.	authorize the implementation of the Plan in accordance with its terms;

vi.	provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax; and

vii.	be a Final Order;

b.	the Debtor and Sierra shall have reached an agreement for the partial funding of the Retention Plan as set forth in Article VII.F herein;

c.	the Debtor shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan; and

d.	the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein, shall have been filed in a manner consistent in all material respects with the Plan.

B.	Waiver of Conditions.

Any one or more of the conditions to Consummation set forth in this Article XII may be waived by the Debtor, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

C.	Effect of Failure of Conditions.

If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtor, Claims, or Interests; (2) prejudice in any manner the rights of the Debtor, any holders of Claims or Interests, or any other Person or Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtor, any holders of Claims or Interests, or any other Entity.

D.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

ARTICLE XIII.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments.

Except as otherwise specifically provided in this Plan, the Debtor reserves the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Debtor expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan.

The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization or liquidation. If the Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

ARTICLE XIV.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Case and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

a.	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of, any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

b.	decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

c.	resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which the Debtor is party, or with respect to which the Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cures pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Liquidating Trustee amending, modifying, or supplementing, after the Effective Date, pursuant to Article VIII hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

d.	ensure that distributions to holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan;

e.	adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving the Debtor that may be pending on the Effective Date;

f.	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

g.	enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

h.	enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

i.	resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

j.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;

k.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article XI hereof, and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

l.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid;;

m.	enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

n.	determine any other matters that may arise in connection with, or relate to, the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

o.	enter an order concluding or closing the Chapter 11 Case;

p.	adjudicate any and all disputes arising from or relating to distributions under the Plan;

q.	consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

r.	determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

s.	hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

t.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

u.	hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in the Plan, including under Article XI hereof, regardless of whether such termination occurred prior to or after the Effective Date;

v.	enforce all orders previously entered by the Bankruptcy Court; and

w.	hear any other matter not inconsistent with the Bankruptcy Code.

As of the Effective Date, notwithstanding anything in this Article XIV to the contrary, the Organizational Documents and the Promissory Note and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto.

ARTICLE XV.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.

Subject to Article XII hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtor, its Estate, the Liquidating Trustee, any and all holders of Claims or Interests (irrespective of whether such holders of Claims or Interests, as applicable, have, or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtor.

B.	Additional Documents.

On or before the Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtor or the Liquidating Trustee, as applicable, and all holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by the Liquidating Trustee (or the Disbursing Agent on behalf of the Debtor or Liquidating Trustee) for each quarter (including any fraction thereof) until the earlier of entry of a final decree closing the Chapter 11 Case, or an order of dismissal or conversion, whichever comes first.

D.	Statutory Committee and Cessation of Fee and Expense Payment.

On the Confirmation Date, any statutory committee appointed in the Chapter 11 Case shall dissolve and members thereof shall be discharged from all rights and duties from, or related to, the Chapter 11 Case. The Debtor shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Confirmation Date.

E.	Creation of Oversight Committee

The Oversight Committee’s membership shall consist of three (3) Persons, comprised of (i) a Noteholder appointed by the Committee, (ii) a Holder of a General Unsecured Claim selected by the Debtor, (iii) an appointee of Sierra. The Oversight Committee members shall be appointed no later than ten (10) calendar days prior to the hearing to consider confirmation of the Plan. The Oversight Committee shall represent the interests of Holders of Allowed Unsecured Claims during the existence of the Liquidating Trust and shall have the obligation to undertake in good faith each of the acts and responsibilities set forth for the Oversight Committee in this Plan. On or before the Effective Date, the Debtor shall file in the Chapter 11 Case a notice identifying the initial members of the Oversight Committee, and stating that any party may obtain a copy of such notice (at no charge) by visiting http://www.kccllc.net/medley.

After the Effective Date, and until the Oversight Committee is dissolved and discharged, the Liquidating Trustee shall report to the Oversight Committee as to the status of all Distributions, material litigation, investment/insurance of the remaining assets in the Debtor’s Estate, and all other material matters materially affecting the Allowed Unsecured Claims. The Liquidating Trustee shall also host a monthly call with the Oversight Committee, or as reasonably necessary. The Liquidating Trustee shall consult with and seek reasonable consent of the Oversight Committee (such consent not to be unreasonably withheld) regarding any of the following:

(a) Approval of the sale or disposition of any remaining assets in the Debtor’ Estate with a value over $50,000;

(b) Approval of any settlement of a Claim or Cause of Action in which the value of the Claim exceeds $100,000; and

(c) payment of any postconfirmation professional fees in excess of $100,000 per month;

(d) amounts to be paid under the Retention Plan, in the event that an employee voluntarily leaves or is terminated for cause, as contemplated in Article VII.F; and

(e) the closing of the bankruptcy case and termination of the Liquidating Trust.

In the event that the Oversight Committee withholds consent to one or more of the foregoing and the Liquidating Trustee cannot agree upon a course of action, either party may seek relief from the Bankruptcy Court.

Members of the Oversight Committee shall receive no compensation from the Debtor, the Liquidating Trust, or the Liquidating Trustee, and for the avoidance of doubt, shall not receive payment for the fees or expenses of any professionals retained individually or independently by any member of the Oversight Committee).

F.	Wind Down of Reorganized Debtor

After the termination of all Remaining Company Contracts, the Liquidating Trustee shall wind-down the Reorganized Debtor, and all proceeds of the Reorganized Debtor shall vest in the Liquidating Trust.

G.	Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless and until the Bankruptcy Court shall have entered the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be, or shall be deemed to be, an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

H.	Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of ,any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

I.	Notices.

All notices, requests, and demands to, or upon, the Debtor to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Debtor	Counsel to the Debtor
Medley LLC Attn: Michelle Dreyer, manager Managing Director Corporation Service Company 251 Little Falls Drive Wilmington Delaware 19808 Email: Michelle.dreyer@cscgfm.com

Jeffrey R. Waxman, Esquire

Eric J. Monzo, Esquire

Brya M. Keilson, Esquire

Morris James LLP

500 Delaware Avenue, Suite 1500,

Wilmington, Delaware 19801

Email: jwaxman@morrisjames.com

Email: emonzo@morrisjames.com

Email: bkeilson@morrisjames.com

Official Committee of Unsecured Creditors	Counsel to the Official Committee of Unsecured Creditors
James S. Carr, Esquire Benjamin D Feder, Esquire Kelley Drye & Warren LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 Email: jcarr@kelleydrye.com feder@kelleydrye.com

Christopher M. Samis, Esquire

David Ryan Slaugh, Esquire

Potter Anderson & Corroon LLP

1313 N. Market Street, 6th Floor

Wilmington, DE 19801

Email: csamis@potteranderson.com

Email: rslaugh@potteranderson.com

United States Trustee
The United States Trustee for the District of Delaware 844 King Street, Suite 2207, Lockbox 35 Wilmington, Delaware 19801 Attn: Jane Leamy, Esquire

After the Effective Date, the Liquidating Trustee has the authority to send a notice to Entities that continue to receive documents pursuant to Bankruptcy Rule 2002, that such Entity must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidating Trustee is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

J.	Post-Effective Date Service List

Pursuant to Bankruptcy Rule 2002 and any applicable Local Rule, notice of all post-Confirmation matters for which notice is required to be given shall be deemed sufficient if served upon counsel for the U.S. Trustee, counsel to the Debtor, counsel for the Liquidating Trustee, and all persons on the Bankruptcy Rule 2002 service list. With the exception of the Debtor and the U.S. Trustee, any Person desiring to remain on the Debtor’s Bankruptcy Rule 2002 service list shall be required to file a request for continued service and to serve such request upon counsel to the Liquidating Trustee within thirty (30) days subsequent to the Effective Date. Persons shall be notified of such continued notice requirements in the notice of entry of the Confirmation Order. Persons who do not file a request for continued service within thirty (30) days subsequent to the Effective Date shall be removed from the Debtor’s Bankruptcy Rule 2002 service list.

K.	Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

L.	Entire Agreement.

Except as otherwise indicated, the Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

M.	Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtor’s counsel at the address above or by downloading such exhibits and documents from the Debtor’s restructuring website at http://www.kccllc.net/medley or the Bankruptcy Court’s website at www.deb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

N.	Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, any such alteration or interpretation shall be acceptable to the Debtor. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtor’s or the Liquidating Trustee’s consent, as applicable; and (3) nonseverable and mutually dependent.

O.	Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtor will be deemed to have solicited votes on the Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtor and each of its Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Debtor will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

P.	Closing of Chapter 11 Case.

The Liquidating Trustee shall, promptly after the full administration of the Chapter 11 Case, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Case.

Q.	Waiver or Estoppel.

Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtor or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

Dated: July 6, 2021

MEDLEY LLC

/s/ Michelle A. Dreyer
Name:	Michelle A. Dreyer
Title:	Manager